                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           The ServiceMaster Company
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

     Mailing date is March 25, 1998

                                      LOGO

                                                                  March 25, 1998

Dear Stockholder:

  We are pleased to invite you to attend the 1998 Annual Meeting of Stockholders of The ServiceMaster Company on Friday, May 1, 1998 at 2:00 p.m. Central Time. The meeting will be held at the Company's headquarters at One ServiceMaster Way, Downers Grove, Illinois.

  As more fully set forth in the notice of the meeting and proxy statement which appear on the following pages, the principal items of business at the meeting will be the election of five directors, the approval of two stock option plans, the approval of a long-term performance award plan, the approval of performance goals for certain executive officers and the ratification of the appointment of independent public accountants for the year 1998. We will also report to you at the meeting on the business and affairs of the Company.

  Our Annual Report for 1997 accompanies this statement.

  Your vote is important no matter how many shares you own. We hope you will be able to attend the meeting in person, but if you cannot, please sign and date the enclosed proxy and return it in the accompanying envelope. Prompt return of your proxy will save the expense of sending you a second proxy.

C. William Pollard                  Carlos H. Cantu
Chairman                            President and Chief Executive Officer

                                                                            LOGO

                           THE SERVICEMASTER COMPANY

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 1, 1998

TO THE STOCKHOLDERS OF THE SERVICEMASTER COMPANY:

  The Annual Meeting of Stockholders of The ServiceMaster Company, a Delaware corporation, will be held at One ServiceMaster Way, Downers Grove, Illinois, at 2:00 p.m. Central Time on May 1, 1998, for the purpose of considering and voting on the following matters:

    1. Election of five (5) Directors;

    2. Approval of The ServiceMaster Company 1998 Equity Incentive Plan;

    3. Approval of the Non-Employee Directors Discounted Stock Option Plan;

    4. Approval of the ServiceMaster Long-Term Performance Award Plan;

    5. Approval of Named Executive Officers Performance Goals;

    6. Ratification of the appointment of Arthur Andersen LLP as auditors;
  and

    7. Such other matters as may properly come before the meeting.

  Only such stockholders of record at the close of business on March 16, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof.

  Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, you are urged to mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. The proxy may be revoked by appropriate notice to the Secretary and will not affect the right of stockholders of record attending the meeting to vote in person.

                                          Susan D. Baker
                                          Vice President and Secretary

March 25, 1998

                           THE SERVICEMASTER COMPANY

                                PROXY STATEMENT

                      1998 ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is provided in connection with the 1998 Annual Meeting of Stockholders of The ServiceMaster Company (the "Company") to be held at the Company's principal office at One ServiceMaster Way, Downers Grove, Illinois on Friday, May 1, 1998, at 2:00 p.m. Central Time or any adjournment thereof for the purposes set forth in the accompanying notice. This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about March 25, 1998.

  STATUS OF THE COMPANY AS THE SUCCESSOR TO SERVICEMASTER LIMITED PARTNERSHIP

  From January 1, 1987 to December 26, 1997, the parent entity in the ServiceMaster enterprise was ServiceMaster Limited Partnership, a Delaware limited partnership (the "Partnership"). The managing general partner of the Partnership was ServiceMaster Management Corporation. The owners of the outstanding limited partner shares of the Partnership did not have the right to vote directly for the directors of ServiceMaster Management Corporation; rather, under the provisions of a voting trust with the stockholders of ServiceMaster Management Corporation (all of whom were members of senior ServiceMaster management), the Board itself had the power and responsibility for determining its membership.

  The Company succeeded the Partnership as the parent entity in the ServiceMaster enterprise by means of a reincorporating merger which was completed on December 26, 1997 (the "Reincorporating Merger"). The Reincorporating Merger was carried out in accordance with the plan of merger submitted to and approved by the shareholders of the Partnership in January 1992. Prior to the Reincorporating Merger, the interim board of directors of the Company, and the Partnership as the sole stockholder of the Company, established the board of directors of the Company such that on the date of the Reincorporating Merger it would consist of the same persons as the board of directors of ServiceMaster Management Corporation. ServiceMaster Management Corporation dissolved on February 24, 1998. The stockholders meeting to which this Proxy Statement is addressed is the first meeting of the stockholders of the Company to occur since the date of the Reincorporating Merger.

                              GENERAL INFORMATION

  Stockholders Entitled to Vote. Holders of record of the common stock of the Company at the close of business on March 16, 1998 (the "Record Date") are entitled to vote at the meeting. On that date there were approximately 186,800,000 shares of common stock, par value $0.01 per share (the "Common Stock"), entitled to vote. With respect to all matters submitted to a vote at the meeting, each share of Common Stock is entitled to one vote.

  Quorum. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum to conduct business.

  Voting. The enclosed proxy is solicited by the Board of Directors of the Company. If the proxy is properly executed and returned, the shares will be voted in accordance with the shareholder's instructions. If no instructions are given with respect to a matter, the proxy will be voted in accordance with the recommendations of the Board of Directors as set forth herein.

  A stockholder may, with respect to the election of directors, vote for all five nominees named herein, withhold authority to vote for any or all such nominees or vote for all such nominees other than any nominee with respect to whom the stockholder withholds authority to vote. Stockholders do not have the right to cumulate votes in the election of directors. Qualified candidates will be elected to the Board by a plurality of the votes cast at the Annual Meeting. Therefore, the nominees receiving the highest number of votes cast for the number of positions to be filled shall be elected.

  A stockholder may, with respect to each other matter specified in the notice of the meeting, vote "FOR", vote "AGAINST", or "ABSTAIN" from voting. The affirmative vote of a majority of the shares properly voted with respect to each of the other matters presented for a vote at the Annual Meeting is required for the approval of that matter. Accordingly, voting shares to "abstain" on any particular matter will have the same effect as voting those shares against that matter.

  Revocation of Proxies. A stockholder returning a proxy may revoke it prior to exercise of the proxy at the Annual Meeting by executing and delivering a later-dated proxy that is voted at the Annual Meeting, by voting in person by ballot at the Annual Meeting, or by delivering a written notice of revocation to the Secretary of the Company. Stockholders whose shares are held in the name of a broker, bank or other holder of record can vote by returning a proxy card to the broker or other holder of their shares instructing that holder or broker on how to vote their shares. Such stockholders may not, however, vote in person at the meeting unless they have first obtained a proxy, executed in the stockholder's favor, from the holder of record.

  Deadline for Receipt of Stockholder Proposals and Nominees. Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the General Counsel of the Company no later than March 2, 1999 and not earlier than February 1, 1999 in order to be eligible for inclusion in the proxy solicitation materials relating to that meeting.

  Procedure for Nominations by Stockholders. The Nominating Committee of the Board of Directors will consider candidates for the Board of Directors as recommended by stockholders. For such a nominee to be a "qualified candidate" for the Board within the meaning of the Bylaws of the Company, the nomination must be made for an election at a meeting at which the Board has determined that candidates will be elected; the nominee must be nominated by a stockholder who will be a record owner on the record date for that meeting and who is entitled to vote at the meeting; the nominating stockholder must deliver a written nomination notice to the office of the Company's General Counsel which notice provides the information required by the bylaws of the Company; and such notice must be actually delivered not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting of the stockholders. The notice must set out all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, be accompanied by the nominee's written consent to be named in the proxy statement as a nominee and to serving as a director if elected, set forth the name and address of the stockholder giving the notice and how the stockholder may be contacted, and set forth the number of shares of the Company owned beneficially and of record by the stockholder and the beneficial owner if different from the owner of record.

                             ELECTION OF DIRECTORS
                                 PROPOSAL ONE
                          (ITEM 1 ON THE PROXY CARD)

  The Board of Directors of the Company consists of 17 persons. Pursuant to the Company's Certificate of Incorporation and the Company's Bylaws, the Board is divided into three classes with staggered terms of three years each so that the term of office of one class expires at each Annual Meeting of the Stockholders. Each class is identified by the year in which its term of office expires. The classes of directors as of the date of this Proxy Statement are: the Class of 1998, consisting of five persons; the Class of 1999, consisting of six persons; and the Class of 2000, consisting of six persons. The term of each of the directors identified below as the Class of 1998 expires at the Annual Meeting of the Stockholders for the year 1998. Persons elected as directors at such meeting will become members of the Class of 2001 and will hold office as directors until the next triennial election of directors.

  Although the Board of Directors presently consists of 17 persons, the Board has set as an objective, to be accomplished over the next two to three years, a reduction in the size of the Board to 13 to 15 persons.

  Unless otherwise directed, proxies in the form which accompanies this Proxy Statement will be voted for the nominees listed below. If any of the nominees becomes unavailable for election (which is not anticipated), the enclosed proxy may be voted for the election of a substitute nominee as may be selected by the Board.

  Information regarding each of the nominees and the other directors continuing in office is set forth below. The descriptions of the business experience of these persons include the principal positions held by them from March 1993 to the date of this Proxy Statement. The Bylaws of the Company require that a candidate for election as a director be less than 70 years of age at the time he or she is to be elected and each of the nominees meets that requirement. The period of service as a director includes service as a director with the Company's predecessor.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

NOMINEES


                LORD BRIAN GRIFFITHS OF FFORESTFACH


                International adviser to Goldman, Sachs & Co. concerned with strategic issues related to their United Kingdom and European operations and business development activities worldwide. He was made a life peer at the conclusion of his service to the British Prime Minister during the period 1985 to 1990. Lord Griffiths is a director of English, Welsh and Scottish Railways Ltd., London, England, a railroad company; Herman Miller, Inc., Zeeland, Michigan, an office furniture manufacturer; and Telewest Communications plc, London, England, a television company. He is a member of the Executive Committee and the Nominating Committee. Class of 1998. Age 56. Director since 1992.

    LOGO

                SIDNEY E. HARRIS

                Dean, College of Business Administration, Georgia State University. From July 1987 to July 1997, Dr. Harris was Professor of Management at the Peter F. Drucker Graduate Management Center at the Claremont Graduate School, Claremont, California. He was Dean of the Graduate Management Center from September 1991 to July 1996. He is a co-founder of the Institute for the Study of U.S./Japan Relations in the World Economy. Dr. Harris is a director of Transamerica Investors, Inc., Los Angeles, California, a mutual funds investment company; and Amresco, Inc., Dallas, Texas, a financial services company. He is a member of the Executive Committee. Class of 1998. Age 48. Director since 1994.


    LOGO

                GUNTHER H. KNOEDLER

                Retired Executive Vice President and Director Emeritus of Bell Federal Savings and Loan Association, Chicago, Illinois. He is a member of the Executive Committee and the Audit Committee (of which he is the chairman). Class of 1998. Age 68. Director since 1979.


    LOGO

                JAMES D. MCLENNAN

                President of McLennan Company, a full-service real estate company. Mr. McLennan is a director of The Loewen Group, Inc., Burnaby, B.C., Canada, a provider of funeral services; and Advocate Health Systems, Oak Brook, Illinois, a health care provider. He is a member of the Audit Committee, the Employee Benefit Plan Oversight Committee and the Compensation Committee. Class of 1998. Age 61. Director since 1986.


    LOGO

                C. WILLIAM POLLARD

                Chairman of the Board of Directors. He served as Chief Executive Officer of the Company from May 1983 to December 31, 1993. Mr. Pollard is a director of Herman Miller, Inc., Zeeland, Michigan, an office furniture manufacturer; and Provident Companies, Inc., Chattanooga, Tennessee, an insurance company. He is a member of the Executive Committee (of which he is the chairman), the Finance Committee, the Employee Benefit Plan Oversight Committee, and the Nominating Committee. Class of 1998. Age 59. Director since 1977.


    LOGO

DIRECTORS CONTINUING IN OFFICE

                PAUL W. BEREZNY

                President, Berezny Investments, Inc., a real estate and development company. He is a member of the Audit Committee. Class of 1999. Age 63. Director since 1995.


    LOGO

                HENRY O. BOSWELL

                Retired President of Amoco Production Company and Chairman of the Board of Amoco Canada. Mr. Boswell is a director of Rowan Companies, Inc., Houston, Texas, an offshore oil drilling company; and Cabot Oil & Gas Corporation, Houston, Texas, an oil and gas production company. He is a member of the Executive Committee, the Compensation Committee (of which he is the chairman), the Nominating Committee, the Employee Benefit Plan Oversight Committee, and the Finance Committee. Class of 1999. Age 68. Director since 1985.


    LOGO

                CARLOS H. CANTU



LOGO President and Chief Executive Officer of the Company since January 1, 1994. From May 1991 to December 31, 1993, Mr. Cantu was President and Chief Executive Officer of ServiceMaster Consumer Services L.P. Mr. Cantu is a director of First Tennessee National Corporation, Memphis, Tennessee, a financial institution. He is a member of the Executive Committee, the Nominating Committee, the Finance Committee, and the Employee Benefit Plan Oversight Committee. Class of 1999. Age 64. Director since 1988.

                VINCENT C. NELSON



    LOGO Business investor. Mr. Nelson is a member of the Executive Committee, the Nominating Committee (of which he is the chairman), and the Audit Committee. Class of 1999. Age 56. Director since 1978.

                STEVEN S REINEMUND



    LOGO President and Chief Executive Officer of the Frito-Lay Company, the packaged foods division of PepsiCo, Inc. From 1992 to March 1996, he served as President and Chief Executive Officer of the North American division of Frito-Lay. Mr. Reinemund is a director of PepsiCo, Inc., Purchase, New York, a food and beverage conglomerate, and a director of Provident Companies, Inc., Chattanooga, Tennessee, an insurance company. Class of 1999. Age 49. Director since January 1, 1998.

                CHARLES W. STAIR



    LOGO Vice Chairman of the Board of Directors. He was President and Chief Executive Officer of ServiceMaster Management Services L.P. from May 1991 to December 31, 1994. He is a member of the Nominating Committee. Class of 1999. Age 57. Director since 1986.

                HERBERT P. HESS



    LOGO Managing Director of Berents & Hess Capital Management, Inc., Boston, Massachusetts, an investment management firm. He is a member of the Executive Committee, the Finance Committee (of which he is the chairman), the Employee Benefit Plan Oversight Committee, and the Compensation Committee. Class of 2000. Age
                61. Director since 1981.

                MICHELE M. HUNT



    LOGO Private business consultant. From 1980 to July 1993, she was employed by Herman Miller, Inc., an office furniture manufacturer, and during the period from July 1990 to July 1993 she served as the company's Corporate Vice President for People and Quality. Ms. Hunt is a member of the Nominating Committee. Class of 2000. Age 48. Director since 1995.

                DALLEN W. PETERSON


                Chairman, Merry Maids Limited Partnership. He is a member of the Finance Committee and the Employee Benefit Plan Oversight Committee. Class of 2000. Age 61. Director since 1995.

    LOGO

                PHILLIP B. ROONEY


                Vice Chairman of the Board of Directors. From May 1996 to February 17, 1997, he was President and Chief Executive Officer of Waste Management, Inc., Oak Brook, Illinois ("WMI") and from November 1984 to May 1996, he was President and Chief Operating Officer of WMI. Mr. Rooney is a director of Van Kampen American Capital, Oak Brook, Illinois an investment management company; Stone Container Corporation, Chicago, Illinois, a paper manufacturing company; Illinois Tool Works, Inc., Glenview, Illinois, a diversified manufacturing company; and Urban Shopping Centers, Inc., Chicago, Illinois, a retail real estate management company. Class of 2000. Age 53. Director since 1994.

    LOGO

                BURTON E. SORENSEN

                Investor. From December 1984 to December 1995 he served as Chairman, President and Chief Executive Officer of Lord Securities Corporation. Mr. Sorensen is a director of Provident Companies, Inc., Chattanooga, Tennessee, an insurance company. He is a member of the Executive Committee, the Finance Committee, the Employee Benefit Plan Oversight Committee, and the Compensation Committee. Class of 2000. Age
                68. Director since 1984.


LOGO

                DAVID K. WESSNER


                Executive Vice President, HealthSystem Minnesota. From November 1992 to December 1993, he was Executive Vice President, Program and Process Improvement, Geisinger Health System. He is a member of the Executive Committee, the Nominating Committee, and the Compensation Committee. Class of 2000. Age 46. Director since 1987.

    LOGO

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD.

  The Board of Directors of ServiceMaster Management Corporation held five meetings during 1997. Each incumbent director attended at least 75% of such Board meetings that were held during the portion of 1997 that he or she served as a director of ServiceMaster Management Corporation. Each incumbent director attended 75% or more of the meetings of all committees of the Board of Directors of ServiceMaster Management Corporation on which such director was a member during 1997.

  The following committees are standing committees of the Board of Directors of the Company:

 Executive Committee

  The Executive Committee has the power to grant any authorization or approval and to take any other action which the Board could take except for matters reserved to the Board of Directors by law or the Bylaws of the Company and except for any action establishing the compensation for any member of the Executive Committee. The members of the Executive Committee are: C. W. Pollard (chairman), H. O. Boswell, C. H. Cantu, B. Griffiths, S. E. Harris, H. P. Hess, G. H. Knoedler, V. C. Nelson, B. E. Sorensen and D. K. Wessner. The Executive Committee met six times in 1997.

 Audit Committee

  The Audit Committee makes annual recommendations to the Board of Directors concerning the appointment of independent public accountants to act as auditors for the Company and its subsidiaries, reviews with the auditors the scope of their annual audit, the accounting principles, policies and practices of the Company, reviews with the auditors the results of their audit, and, with the Company's internal financial personnel, the adequacy of the accounting, financial and operations controls of the Company, and exercises such other authority as may be delegated to the Audit Committee by the Board. The members of the Audit Committee are: G. H. Knoedler (chairman), P. B. Berezny, J. D. McLennan and V. C. Nelson. The Audit Committee met three times in 1997.

 Nominating Committee

  The Nominating Committee recommends to the Board of Directors the persons to be nominated by the Board for election by the stockholders at each annual meeting of the stockholders and the persons to be elected to any vacancy on the Board. The members of the Nominating Committee are: V. C. Nelson (chairman), H. O. Boswell, C. H. Cantu, B. Griffiths, M. M. Hunt, C. W. Pollard, C. W. Stair and D. K. Wessner. The Nominating Committee met two times in 1997.

 Compensation Committee

  The Compensation Committee periodically reviews the compensation of members of senior management of the Company, including base compensation and long-term compensation arrangements, and makes recommendations to the Board of Directors in the case of the Chairman and the Chief Executive Officer. The Compensation Committee also has the authority to adopt rules and guidelines and to make final administrative determinations in connection with the ServiceMaster 1998 Equity Incentive Plan, the ServiceMaster Long-Term Performance Award Plan and the ServiceMaster Non-Employee Directors Discounted Stock Option Plan (assuming such plans are approved by the stockholders). In addition to the foregoing matters, the Board has delegated to the Compensation Committee the following additional responsibilities: (i) determination, subject to Board approval, of the compensation of the Chief Executive Officer and the Chairman of the Board of Directors; (ii) review and approval of the recommendations of the Chief Executive Officer on other compensation matters, including base salaries, annual and long-term incentive plans and payments, option planning and employee benefits; and (iii) certification or reporting on compensation performance and payments as needed for compliance with governmental regulations. The members of the Compensation Committee are: H. O. Boswell (chairman), H. P. Hess, J. D. McLennan, B. E. Sorensen and D. K. Wessner. The Compensation Committee met four times in 1997.

 Finance Committee

  The Finance Committee serves as a committee of special expertise on financial matters affecting the ServiceMaster enterprise or any segment thereof. The committee reviews financial reports and analyses and makes recommendations on financial matters to the Board of Directors or the Executive Committee. The members of the Finance Committee are: H. P. Hess (chairman), H. O. Boswell, C. H. Cantu, D. W. Peterson, C. W. Pollard and B.
E. Sorensen. The Finance Committee met four times in 1997.

 Employee Benefit Plan Oversight Committee

  The Finance Committee, acting as the Employee Benefit Plan Oversight Committee, periodically reviews the scope, investment policies and administration of the Company's various employee benefit plans for the purpose of ascertaining whether such plans fully comply with legal requirements and are functioning consistently with the objectives for the plans as established by the Board. The members of the Finance Committee are as stated above. The Employee Benefit Plan Oversight Committee was established as a subdivision of the Finance Committee in October 1997 and did not hold any meetings in 1997. Prior to October 1997, its functions were carried out in part by the Profit Sharing, Savings and Retirement Plan Administrative Committee.

COMPENSATION OF DIRECTORS

  During the year 1997, directors of ServiceMaster Management Corporation who were not employees and who satisfied the other independence standards of the Bylaws ("independent directors") received $3,000 for each meeting of the Board of Directors and each meeting of a committee which they attended. In addition, each independent director received an annual stipend of $12,000. The Chairman of the Audit Committee received an additional annual stipend of $2,000. In 1998, the annual stipend for independent directors of the Company will be $15,000 and the fee for actual attendance at meetings of the Board or committees of the Board is $3,000 (Directors who are employees of the Company or any subsidiary do not receive either a retainer or meeting fee). The Chairman of the Audit Committee and the Chairman of the Compensation Committee will be paid an additional stipend of $2,000.

  Each independent director of the Company may enter into a deferred fee agreement whereby part or all of the fees payable to him or her as a director are deferred and will either earn interest based on the five-year borrowing rate for ServiceMaster or be used to purchase shares of the Company in a number determined by the fair market value of such shares on the date of purchase. Upon termination of a director's services as an independent director or attainment of age 70, whichever occurs first, the director will receive the amount for his or her deferred fee account in a lump sum or in installments or in shares of the Company, depending on which deferral plan the director has elected.

  The ServiceMaster 1994 Non-Employee Directors Option Plan (the "Directors 1994 Option Plan") provides that options to purchase shares of the Company may be granted from time to time by the Board of Directors to those members of the Board who are not employees of any ServiceMaster entity. The exercise price of options granted under the Directors 1994 Option Plan is the fair market value of the shares at the time of the grant. In 1997, options were granted to each of 14 independent directors in the total amount of 115,500 shares. This plan was discontinued at the end of 1997 and, subject to shareholder approval, has been replaced by the ServiceMaster Non-Employee Directors Discounted Stock Option Plan (described below).

  The ServiceMaster Non-Employee Directors Discounted Stock Option Plan was approved by the Board of Directors of the Company in December 1997 and, subject to shareholder approval, went into effect on January 1, 1998. A description of this plan is set forth in this Proxy Statement as Proposal Three.

           APPROVAL OF THE SERVICEMASTER 1998 EQUITY INCENTIVE PLAN
                                 PROPOSAL TWO
                          (ITEM 2 ON THE PROXY CARD)

  Purpose of the Proposed Plan. The purpose of the 1998 Equity Incentive Plan is to benefit the Company and its subsidiaries and affiliated companies by enabling the Company to offer stock-based incentives in the Company to selected present and future employees and consultants, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or subsidiaries or affiliated companies. The following summary of the principal features of the Plan is qualified in its entirety by the complete text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

  Replacement of Three Existing Plans. The 1998 Equity Incentive Plan is intended to replace three existing plans: the ServiceMaster Option Plan (which dates back to January 1, 1986), the ServiceMaster 10 Plus Plan (which was adopted in June 1990), and the ServiceMaster 1997 Share Option Plan (which was adopted in December 1996). The Company's predecessor continuously maintained these plans and made periodic grants to key employees thereunder. The Board of Directors believes that the existence of these plans has been of substantial benefit to the Company and its predecessor by allowing the Company's predecessor to reward its key employees in a manner that closely aligns the interests of management with the interests of the Company's stockholders. However, none of these plans is satisfactory in the light of the reincorporation of ServiceMaster at the end of 1997 since, among other things, none of these plans allow for grants of "incentive stock options" (described below). The foregoing three plans will remain in effect after December 31, 1997 only for the purposes of (i) governing existing but as yet unexercised grants of options made under the plans and (ii) governing the transferability of shares issued pursuant to the exercise of options granted under the plans.

  The three existing plans referred to above and various other equity-based plans in effect from time to time are primarily responsible for the fact that a significant percentage (approximately 13% at March 6, 1998) of the Company's outstanding common stock is owned by persons currently employed by the Company or a subsidiary.

  Duration of the Plan; Types of Awards; Eligible Participants; Administration. Subject to stockholder approval of the 1998 Equity Incentive Plan (hereinafter referred to as the "Plan" in this discussion of Proposal
Two), awards can be made under the Plan during the three-year period beginning on January 1, 1998 and ending December 31, 2000. The Plan provides for three types of equity-based incentive awards: incentive stock options, non-qualified stock options and restricted stock (all subject to time-based vesting). All employees of the Company or any subsidiary of the Company are eligible to receive awards under the Plan. The Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee").

  Number of Shares Subject to the Plan. Awards encompassing a total of not more than 7,500,000 shares of the Company's common stock, representing approximately 4% of the outstanding shares of common stock of the Company at March 6, 1998, may be made over the three-year term of the Plan. For each of such three years, the maximum number of shares which can be the subject of awards is 2,500,000. Not more than 1,250,000 shares may be used in any one year for incentive stock options. The Plan imposes a limitation of 375,000 shares for awards of restricted stock in any one of such three years. If and to the extent that restricted stock is issued in any given year, the number of shares so issued is subtracted from the maximum number of shares allowed for that year for incentive stock options and/or nonqualified stock options, with the allocation between the two types of options being made by the Chief Executive Officer and the Compensation Committee. No participant in the Plan may receive more than 500,000 shares over the duration of the Plan.

  Shares Used for the Plan; Effect of Stock Splits, Etc. Awards made under the Plan may consist of either authorized and unissued shares or shares held in or acquired for the treasury of the Company. If an option lapses or expires or is forfeited, terminated or canceled, then the shares which are subject to such option will again be available for the purpose of new awards under the Plan (assuming that the Plan is then in effect). If there is any change in the capitalization of the Company, such as a stock split or dividend, or a merger, consolidation, or reorganization with another company, or any other relevant change in the capitalization of the Company, the number of shares available for options under the Plan and the number of shares subject to outstanding options granted under the Plan shall be adjusted to prevent dilution or enlargement of rights.

  Persons Eligible for Awards. Awards under the Plan may be made to employees of or consultants to the Company or a subsidiary of the Company. A subsidiary is, for this purpose, any entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests in such entity.

  Effective Date. Subject to stockholder approval, the Plan will be effective as of January 1, 1998. No awards may be made under the Plan on or after December 31, 2000 (unless the Plan is extended with shareholder approval).

  Effect of Termination of Employment; Certain Transfers of Awards. The Compensation Committee has the discretion to specify the extent to which awards expire in the event of voluntary or involuntary termination of employment. The Compensation Committee also has the discretion to make stock options and other awards transferable (for example, to family members).

  Option Grants: Exercise Price. The exercise price of stock options granted under the Plan (whether in the form of incentive stock options or nonqualified stock options) is determined by the Compensation Committee, but it may not be less than the fair market value of the Company's stock on the date the option is granted. Fair market value is defined as the average of the closing sales prices of the Company's common stock on the New York Stock Exchange Composite Tape on each of the five trading days immediately preceding the date the option is granted, unless the Compensation Committee otherwise determines. The Compensation Committee does not have the authority to reduce the exercise price of any option after the date of grant or to permit the surrender and cancellation of an option and to grant a replacement option at a lower exercise price without obtaining stockholder approval. The full exercise price must be paid at the time of exercise in cash.

  Option Grants: Term of Options. Options granted under the Plan shall expire at such time as the Compensation Committee shall determine, but not later than the tenth anniversary of the date of the grant. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee shall approve, which need not be the same for each grant or for each participant.

  Option Grants: Federal Income Tax Consequences. The federal income tax consequences of the issuance and exercise of options under the Plan depend on the nature of the options granted.

    (a) Incentive Stock Options. With respect to an incentive stock option ("ISO"), generally, no taxable gain or loss will be recognized when the option is granted and no taxable gain or loss will be recognized when the option is exercised. However, if the ISO is exercised more than three months after termination of employment a gain will be recognized and taxed in the same manner as non-qualified options described below. Generally, upon exercise of an ISO, the difference between the fair market value and the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the shares acquired upon the exercise of an ISO are held for at least two years from the date of the grant of the option and for at least one year from the date of the exercise of the option, any gain or loss realized upon their sale will be treated as long-term capital gain or loss to the optionee and the Company will not be entitled to an income tax deduction. If the shares are not held for these time periods, the optionee is taxed at ordinary income rates in the year the stock is sold. The amount so taxed will generally be the difference between the fair market value of the stock on the date of exercise and the exercise price. Any additional gain arising after the stock is purchased will be capital gain. If the optionee were to sell the stock at a price below the value of the stock at the time of exercise, the amount of ordinary income is limited to the excess of the sales price over the exercise price. Generally, no tax deduction is available to the Company, either at the time of exercise of the ISO or upon a sale of the ISO stock. However, if the optionee is required to recognize ordinary income under the rules stated above, the Company will be entitled at that time to a tax deduction equal to the amount of ordinary income recognized by the optionee.

    (b) Nonqualified Stock Options. Under the applicable provisions of the Internal Revenue Code as presently in effect, no tax will be payable by the recipient of a non-qualified stock option at the time of the grant. Upon exercise of a non-qualified stock option, the excess of the fair market value of the shares with respect to which the option is exercised over the total option price of such shares will be treated for federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any shares actually received will be treated as a capital gain or loss. The Company will be entitled to deduct the amount, if any, by which the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price.

  Restricted Stock. Grants of restricted stock may be made by the Compensation Committee, subject to the terms and provisions of the Plan, at any time and in such amounts as the Compensation Committee shall determine. Each such grant shall be subject to a period of time during which the transfer of the stock is restricted and may be subject to other restrictions, including but not limited to restrictions based on the achievement of specific performance goals. Voting rights and rights to receive dividends or other distributions may be determined by the Compensation Committee.

  Change in Control. The Plan provides that, upon a change in control of the Company, options shall become immediately exercisable and shall remain exercisable throughout their entire term, and any period of restriction and other restrictions on restricted stock shall lapse except as required by law.

  Amendments of the Plan. The Board of Directors may amend or terminate the Plan in whole or in part at any time, subject to any requirement of stockholder approval imposed by any applicable law, rule or regulation. No amendment, modification or termination of the Plan shall adversely affect in any material way any award previously granted under the plan without the written consent of the holder of the award.

  Prospective Awards and February 1998 Awards (subject to stockholder approval). It is not possible to determine the amount and type of awards that will be made under the Plan after the date of this Proxy Statement or to state the amount and type of awards which would have been made in 1997 had the Plan been in effect, because such determinations are within the discretion of the Compensation Committee, based on such factors as they deem pertinent in selecting participants under the Plan and establishing awards. On February 16, 1998 the Compensation Committee approved granting approximately 1,051,850 incentive stock options to approximately 1,561 persons and 932,650 nonqualified options to 86 persons at an exercise price of $27.3875 per share, all under the Plan but subject to stockholder approval of the Plan. The following table shows the incentive stock options ("ISOs") and nonqualified options ("NQSOs") granted to certain employees as part of the February 1998 awards. None of such persons received any restricted stock awards. The dollar values of the awards shown in the table are determined by application of the Black-Scholes method of calculating the value of options.

                   SERVICEMASTER 1998 EQUITY INCENTIVE PLAN

                                                                    NUMBER OF
                                                                      SHARES
                                                           DOLLAR  ------------
NAME AND POSITION                                          VALUE   ISOS  NQSOS
-----------------                                         -------- ---- -------
Carlos H. Cantu, President and CEO....................... $684,688   0  100,000
C. William Pollard, Chairman of the Board................ $513,516   0   75,000
Ernest J. Mrozek, President & COO, Consumer Services..... $239,641   0   35,000
Robert F. Keith, President & COO, Management Services.... $239,641   0   35,000
Vernon T. Squires, Sr. Vice President and General
 Counsel................................................. $205,406   0   30,000

  Information regarding stock options awarded to the above-named executive officers in 1997 under the ServiceMaster 1997 Option Plan is provided on page 27 of this Proxy Statement.

  Shares Outstanding; Current Share Price. At December 31, 1997, approximately 186,629,000 shares of common stock of the Company were issued and outstanding (approximately 199,760,000 shares after giving effect to outstanding options and convertible securities on a weighted average basis over the year 1997). On March 16, 1998, the closing price of the Company's common stock on The New York Stock Exchange Composite Tape as reported in The Wall Street Journal (Midwest edition) was $27.00 per share.

  Approval Requirement. Approval of this Proposal Two requires the affirmative vote of a majority of the votes of all shares voted with respect to this matter.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

        APPROVAL OF NON-EMPLOYEE DIRECTORS DISCOUNTED STOCK OPTION PLAN
                                PROPOSAL THREE
                          (ITEM 3 ON THE PROXY CARD)

  Purpose of the Proposed Plan. The purpose of the Non-Employee Directors Discounted Share Option Plan (hereinafter referred to as the "Plan" in this discussion of Proposal Three) is to benefit the Company and its stockholders by encouraging the independent members of the Board of Directors to acquire proprietary interests in the Company in the form of stock options granted in lieu of retainer and meeting fees that would otherwise be paid in cash. This Plan is intended to support the general objective of the Board of Directors to have each of its members own a significant number of shares of common stock of the Company. The following summary of the principal features of the Plan is qualified in its entirety by the complete text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

  Duration of the Plan; Administration. Subject to stockholder approval of the Plan, stock options can be granted under the Plan during the three-year period beginning on January 1, 1998 and ending December 31, 2000. The Plan is intended to be self-governing and, accordingly, no discretionary action by the Board or any committee of the Board is required. However, if any questions of interpretations of the Plan should arise, they will be resolved by the Compensation Committee of the Board (or any other committee which the Board designates to deal with such matters).

  Dollar Limitation. The total amount of the retainer and attendance fees for which shares may be granted under the Plan is $42,000. Such amount is based upon a retainer fee of $15,000, four Board meetings at $3,000 per meeting and five committee meetings at $3,000 per meeting. Credit is given for the meeting attendance component only if a director actually attends the meetings. All other retainer and attendance fees will be paid on a cash basis or may be deferred pursuant to the Director Deferred Compensation Plan and, at the end of the deferral period, paid in either cash or shares of common stock.

  Number of Shares Subject to the Plan. The maximum number of shares of the Company's common stock which may be issued upon exercise of options granted under the plan is 500,000. If there is any change in the capitalization of the Company, such as a stock split or dividend, or a merger, consolidation or reorganization with another company, or any other relevant change in the capitalization of the Company, the number of shares available for options under the Plan and the number of shares subject to outstanding options granted under the Plan shall be adjusted to prevent dilution or enlargement of rights.

  Eligibility. Options may be granted under the Plan only to those directors who are not employees of the Company or any subsidiary of the Company at the time they make an election to receive their retainer or fees in the form of options.

  Effective Date. Subject to stockholder approval, the Plan is effective as of January 1, 1998.

  Option Grants: Exercise Price. Each option granted under the Plan will have an exercise price per share equal to 85% of the fair market value per share of the underlying shares of common stock of the Company on the date on which the option is granted. Each option granted under the Plan will be for a number of shares which is determined by dividing the amount of the retainer or fees earned and for which the option is being granted in lieu of a cash payment by 15% of the then fair market value per share of the underlying shares of common stock of the Company on the date on which the option is granted. The effect of these determinations is to provide an option which, at the time it is granted, is immediately "in the money" by an amount equal to the amount of the retainer or fees earned at that point in time and for which the option is being granted in lieu of a cash payment.

  Grant Dates. The dates on which options under the Plan will be granted to directors who have elected to receive their retainer and fees in the form of options will be the last day of the third month in each calendar quarter.

  Federal Income Tax Consequences of Option Grants. All options granted under the plan are classified as nonqualified stock options for purposes of the Internal Revenue Code. No tax will be payable by the grantee-director at the time of the grant. Upon exercise of the option, the excess of the fair market value of the shares with respect to which the option is exercised over the total option exercise price for such shares will be treated for federal income tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any shares actually received will be treated as a capital gain or loss. The Company will be entitled to deduct the amount, if any, by which the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price.

  Effect of Termination of Board Service. If a non-employee director terminates his or her service as a director for any reason prior to a grant date on which he or she would otherwise receive an option, the option will not be granted and the relevant amount of such director's retainer and fee will be paid in cash. If a non-employee director terminates his or her service as a director after having attained at least 120 months of aggregate Board service or at such person's normal retirement date, all outstanding options granted to such director under the Plan will remain outstanding and will expire on their normal expiration dates. If a non-employee director terminates his or her service as a director with less than 120 months of aggregate Board service or prior to his or her normal retirement date but not on account of death or disability, all outstanding options granted to such director under the Plan will expire on the first anniversary of such termination of Board services. However, if the reason for termination of Board service was death or disability, then the option will expire at the earlier of the fifth anniversary of such event or at the normal expiration date for the option.

  Amendment. The Board may amend or terminate the Plan in whole or in part at any time, subject to any requirement of stockholder approval imposed by any applicable law, rule or regulation. No amendment, modification or termination of the Plan shall adversely affect in any material way any award previously granted under the Plan, without the written consent of the holder of the option.

  Grants Proposed to be Made on March 31, 1998. Certain directors have, subject to stockholder approval of the Plan, elected to receive the amounts of their retainer and fees which have been earned during the first quarter of 1998 in the form of options granted under the Plan. If the fair market value of the Company's shares of common stock on March 31, 1998 were $28.00 per share, each of such directors would receive options for 2,500 shares at an exercise price of $23.80 per share, assuming that he or she attended the requisite number of meetings held during the period January 1, 1998 to March 31, 1998. The directors who have made the election under the Plan are: Paul W. Berezny, James D. McLennan, Henry O. Boswell, Michele M. Hunt, Brian Griffiths, Steven S Reinemund, Sidney E. Harris, Burton E. Sorensen, Herbert
P. Hess, David K. Wessner, Gunther H. Knoedler.

  Shares Outstanding; Current Share Price. At December 31, 1997, approximately 186,629,000 shares of common stock of the Company were issued and outstanding (approximately 199,760,000 shares after giving effect to outstanding options and convertible securities on a weighted average basis over the year 1997). On March 16, 1998, the closing price of the Company's common stock on the New York Stock Exchange Composite Tape as reported in the Wall Street Journal (Midwest Edition) was $27.00 per share.

  Approval Requirement. Approval of Proposal Three requires the affirmative vote of a majority of the votes of all shares voted with respect to this matter.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

          APPROVAL OF SERVICEMASTER LONG-TERM PERFORMANCE AWARD PLAN
                                 PROPOSAL FOUR
                          (ITEM 4 ON THE PROXY CARD)

  Background. For each of the years 1987 to and including 1997, ServiceMaster Management Corporation served as the managing general partner of ServiceMaster Limited Partnership (the Company's predecessor) and The ServiceMaster Company Limited Partnership (the "Partnerships"). ServiceMaster Management Corporation maintained equity capital of approximately $15 million during this period. This capital was provided by the stockholders of ServiceMaster Management Corporation in the form of promissory notes payable on demand by ServiceMaster Management Corporation. Payment of these notes was guaranteed by letters of credit the cost of which was borne by the stockholders of ServiceMaster Management Corporation. These promissory notes would become due and payable if ServiceMaster Management Corporation, as the general partner of each of the Partnerships, were required to pay the debts of the Partnerships. The stockholders of ServiceMaster Management Corporation consisted of key executives within the ServiceMaster enterprise numbering not more than 35 during the years 1987 through 1996 and not more than 38 in the year 1997. These stockholders received quarterly cash distributions from ServiceMaster Management Corporation based upon the general partner 1% carried interests held by ServiceMaster Management Corporation in each of the Partnerships. These general partner interests caused approximately 2% of the net income of the ServiceMaster enterprise to be allocated to ServiceMaster Management Corporation. The related cash distributions made by the Partnerships to ServiceMaster Management Corporation were passed through by the latter as dividends to the corporation's stockholders. These dividends represented a return on the investment made by the stockholders in ServiceMaster Management Corporation commensurate with the financial risk undertaken by these stockholders. These arrangements terminated at the end of December 1997 when the Company replaced ServiceMaster Limited Partnership as the parent entity in the ServiceMaster enterprise.

  Development of the Long-Term Performance Award Plan. In December 1997, the Compensation Committee of the Board of Directors (the "Compensation Committee") approved the ServiceMaster Long-Term Performance Award Plan (hereinafter referred to as the "Plan" in this discussion of Proposal Four) and the Board thereafter directed that the Plan be submitted to the Company's stockholders for their approval. The Plan was developed in part as a mechanism to replace the arrangements with ServiceMaster Management Corporation described above (but which would be more performance-based) and in part to establish a plan which would enable the Company to provide long-term incentive-based compensation to its key employees and to provide for compensation at levels which would be competitive with compensation paid by other companies with which a ServiceMaster unit competes. The following summary of the principal features of the Plan is qualified in its entirety by the complete text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit C.

  Term of the Plan. Subject to stockholder approval of the Plan, payments will be made under the Plan during the three-year period beginning on January 1, 1998 and ending December 31, 2000. Each of such years is hereinafter referred to as a "Plan Year."

  Determination of Annual Payouts. The amount which is paid out with respect to each Plan Year is preliminarily determined by the performance of the Company with respect to three factors for that Plan Year: (1) growth in earnings per share ("EPS") relative to the preceding year; (2) growth in economic value added ("EVA") relative to the preceding year; and (3) growth in revenue relative to the preceding year. Pool amounts are established for each of these factors as follows:

    EPS Factor: potential poo1 is 1.20% of pre-tax income, with the actual pool amount determined by the magnitude of the growth rate for EPS. If the EPS growth rate is less than 10%, the actual EPS pool amount is zero; if the EPS growth rate is 10%, the actual EPS pool amount is one half of the potential amount; if the ESP growth rate is 20% or more, the actual EPS pool amount is the same as the potential amount; and if the EPS growth rate is in between 10% and 20%, the actual EPS pool amount will range proportionally between 50% and 100% of the potential amount.

    EVA Factor: 7% of "incremental EVA", meaning the difference between the EVA for the Plan Year and the EVA for the immediately preceding year.

    Revenue Factor: potential pool amount is 0.02% of revenue, with the actual pool amount determined by the growth in revenue for the Plan Year relative to revenue for the immediately preceding year. If the growth rate is less than 10%, the actual revenue pool amount is zero; if the growth rate is 15% or more, the actual pool amount is the potential amount; if the growth rate is in between 10% and 15%, the actual revenue pool amount will range proportionally between 0.01% of revenue and 0.02% of revenue.

  The separate pool amounts are combined into a total preliminary pool amount which is then adjusted by a "total return modifier." The Company's total return for the Plan Year (meaning the sum of dividends paid plus the increase in the share price for the Plan Year relative to the immediately preceding year) is compared to the S&P 500 total return figure for the same year. If the Company's total return equals or exceeds the 75th percentile for the S&P 500 total return, the Plan pool amount is increased by 20%; if the Company's total return is below the 25th percentile for the S&P 500 total return, the Plan pool amount is reduced by 20%. If the Company's total return is in between the 25th and the 75th percentiles for the S&P 500 total return, no adjustment is made in the Plan pool amount.

  Payments to participants in respect of any given Plan Year are made as promptly as practicable after the close of the year and after the necessary calculations have been completed. Quarterly draws by participants against their expected final payout are permitted. At the time of the payout for a Plan Year, 20% of the pool amount will be held back for payment in whole or in part in early 2001. The extent to which this held-back amount is paid will depend upon the extent to which the Company has achieved its strategic planning objectives for the five-year planning cycle which ends December 31, 2000. A participant's interest in this held-back amount is forfeited in the event of certain terminations of employment prior to December 31, 2000.

  A participant can elect to take his or her payment in the form of cash or shares of common stock of the Company or a combination of cash and stock. To the extent that stock is elected as the form of payment, such election will entitle the participant to shares in a number which, at their then fair market value, reflects 120% of the amount which would be paid if the payment were made in cash. All shares issued pursuant to such election are subject to a three-year restriction on transferability.

  Participants and Participation Units. For purposes of determining the extent to which Participants receive payouts under the Plan, the Plan is divided into 10,000 units. The selection of the Participants for each Plan Year, and the number of units which are assigned to each participant for that Plan Year, is made by the Chief Executive Officer with the approval of the Compensation Committee at the beginning of the Plan Year. The Plan authorizes the Chief Executive Officer, with the approval of the Compensation Committee, to adjust downward the number of units held by a participant during the course of the Plan Year. Any such adjustments may not serve to increase the participation in the Plan for that Plan Year for any participant to which section 162(m) of the Internal Revenue Code is applicable. It is expected that up to 100 key employees of the Company or a subsidiary of the Company will be selected each year as participants in the Plan.

  Illustration of the Operation of the Plan. The operation of the Plan can be illustrated by the following examples. (The assumptions used in these examples do not constitute any representations as to ServiceMaster's projected or expected results of operations for 1998 or any other year). In each of the examples, the EPS factor accounts for about 60% of the Total Award Amount before the modifier; the EVA factor accounts for about 25% of the Total Award Amount before the modifier; and the Revenue factor accounts for about 15% of the Total Award Amount before the modifier.


 Example 1:

                                       GROWTH ASSUMPTION  EARNINGS PER PLAN UNIT
                                       ------------------ ----------------------
  EPS factor.........................                 20%          $401
  Incremental EVA....................           at target           147
  Revenue............................                 15%            91
                                                                   ----
    Total Award Amount Before
     Modifier........................                               639
  Total Return Modifier:
  20% of Total Award Amount if the
   Company is in the 75th percentile.  at 76th percentile           128
                                                                   ----
    Total Award Amount After
     Modifier........................                              $767
                                                                   ====
  Paid in current year (80%).........                              $614
  Held back pending achievement of
   three-year goals (20%)............                              $153

 Example 2:

  EPS factor.........................                 15%          $294
  Incremental EVA....................    at 75% of target           116
  Revenue............................                 12%            62
                                                                   ----
    Total Award Amount Before
     Modifier........................                               472
  Total Return Modifier:
  20% of Total Award Amount if the
   Company is in the 75th percentile.  at 50th percentile             0
                                                                   ----
    Total Award Amount After
     Modifier........................                              $472
                                                                   ====
  Paid in current year (80%).........                              $378
  Held back pending achievement of
   three-year goals (20%)............                              $ 94


  Participants for the Plan Year 1998. In February 1998, the Chief Executive Officer, with the approval of the Compensation Committee, selected 78 persons as participants in the Plan for the Plan Year 1998 and designated the number of participation units allocated to each such person. These actions are subject to the approval of the Plan by the stockholders. The following table shows the participation units allocated to persons listed in the table on page 25 of this Proxy Statement (the "named executive officers"). It is not possible to determine the amount of awards that will be made for the named executive officers under the Plan after the date of this Proxy Statement because such amounts are dependent upon the results of operations for the year 1998 and because the number of participation units held by the named executive officers may be modified downward during the course of the year 1998. If the Plan had been in effect for the year 1997, the payments to the named executive officers would have been as shown in the far right-hand column of the table on the next page, assuming that such executive officers had held the same number of participation units throughout the year 1997 as have been allocated to them for the year 1998. The proforma payments column reflects the 20% holdback described above.

                                                                PRO FORMA DOLLAR
                                              NUMBER OF UNITS    VALUE FOR 1997
NAME AND POSITION                            FOR 1998 PLAN YEAR  (CASH ELECTION)
-----------------                            ------------------ ----------------
Carlos H. Cantu, President and CEO.........        1,000            $624,590
C. William Pollard, Chairman of the Board..          620            $387,246
Ernest J. Mrozek, President & COO, Consumer
 Services..................................          577            $360,389
Robert F. Keith, President & COO,
 Management Services.......................          577            $360,389
Vernon T. Squires, Sr. Vice President and
 General Counsel...........................          300            $187,377

  The foregoing grants of participation units under the Plan for the year 1998 are subject to stockholder approval of this Proposal Four. These grants will be rescinded if Proposal Four is not approved by the stockholders at the Annual Meeting for the year 1998.

  Other Limitations on Awards to Certain Persons. The Compensation Committee has approved the following additional limitation on amounts which can be paid to the named executive officers under the ServiceMaster Long-Term Performance Award Plan. During the three-year term of such plan, i.e., the period from January 1, 1998 to December 31, 2000, the aggregate maximum fair market value of the awards granted to such named executive officer in any one year (with the fair market value of each award being determined at the time the award is received) can not exceed 10% of the total amount payable in respect of that year.

  Summary. The Plan has been developed in conjunction with the Company's employee base compensation and annual incentive plan schedules with the result that, for participants in the Plan, a significant element of their compensation will depend upon the achievement by the Company as a whole of growth as measured by a variety of factors, all of which relate directly to shareholder value. The Board believes that by linking a portion of the compensation of leaders in the ServiceMaster enterprise to an increase in shareholder value these leaders will be motivated to understand and to exert all possible efforts to achieve Company-wide goals through internal synergies and cooperation among the various units within the ServiceMaster enterprise.

  Approval Requirement. Approval of this Proposal Four requires the affirmative vote of a majority of the votes of all shares voted with respect to this matter.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

             APPROVAL OF NAMED EXECUTIVE OFFICER PERFORMANCE GOALS
                                 PROPOSAL FIVE
                          (ITEM 5 ON THE PROXY CARD)

  Section 162(m) of the Internal Revenue Code of 1986, as amended, does not allow publicly held corporations to obtain a tax deduction for compensation in excess of $1,000,000 which is paid to its chief executive officer and to each of the four other most highly compensated executive officers (collectively the "named executive officers") unless the compensation in excess of $1,000,000 is "performance based" and satisfies certain other conditions. One such condition is that the material terms under which such compensation is paid are disclosed to shareholders and approved by a majority in a separate shareholder vote which is taken before the payment of such compensation.

  For the period 1986 to and including 1997, section 162(m) was not applicable to the Company's predecessor (ServiceMaster Limited Partnership) since section 162(m) does not apply to non-corporate entities. However, the reincorporation of the parent entity at the end of 1997 requires that the provisions of section 162(m) be taken into account in formulating the Company's senior executive officer compensation arrangements.

  The Board of Directors believes that it is in the best interests of the Company and its shareholders to maintain a compensation program that allows the Company to attract and retain senior executive officers of the highest caliber. The Board of Directors also believes that such a program should encompass not only adequate base compensation but also performance based awards which will promote extraordinary performance and, at the same time, qualify as a tax-deductible expense. Accordingly, the Board of Directors and the Compensation Committee of the Board of Directors have established, and in this Proposal Five the Board of Directors is requesting shareholder approval of, performance goals for application to the Company's two presently-existing performance award plans: the ServiceMaster Incentive Compensation Plan (described in the next paragraph) and the proposed ServiceMaster Long-Term Performance Award Plan (described in this Proxy Statement at pages 15 to 18).

  ServiceMaster Incentive Compensation Plan. The ServiceMaster Incentive Compensation Plan is an annual bonus plan under which compensation is paid to both executive officers and other employees at the end of each year in amounts which depend on the extent to which the operating units in which such officers and employees are assigned have met their budget targets and goals as established at the beginning of the year or, in the case of officers and employees of the parent unit, the extent to which the Company as a whole has met its budget as established at the beginning of the year. The Company is continuing this plan into 1998 and expects to utilize it in years thereafter. Amounts payable to such persons are set at a percentage of the person's base salary. In general, if a person's unit fails to achieve 90% of its budget target, the person will not be paid anything under the plan in respect of his or her unit's performance (which comprises the major element of the incentive compensation requirement). To a lesser degree, some payments may be earned by reason of the performance of higher level units or the achievement of individual performance goals. If a person's unit achieves 90% of its budget, payments will range from 10% to 120% of his or her base salary (175% in the case of the Chief Executive Officer), depending on the extent to which the unit's results approach, equal or exceed budget. The foregoing rules and the additional limitations on amounts which can be paid to the named executive officers under the ServiceMaster Incentive Compensation Plan as set forth herein constitute the material terms of the plan.

  In the case of the named executive officers, the amount which can be paid in any given year under the ServiceMaster Incentive Compensation Plan can not exceed any of the following amounts: for the Chief Executive Officer, 175% of his base salary as established at the preceding January 1; and for all other of the named executive officers, 120% of their respective base salaries as established at the preceding January 1.

  In any and all events, the amount paid to each named executive officer each year under the ServiceMaster Incentive Compensation Plan must be approved by the Compensation Committee.

  ServiceMaster Long-Term Performance Award Plan. The description of the ServiceMaster Long-Term Award Plan is set forth on pages 15 to 18 of this Proxy Statement and the description of the terms and conditions on which awards are made, if at all, are incorporated herein by reference. The performance standards and criteria for the payment of cash or shares under that plan are incorporated herein by reference.

  Other Considerations. The Compensation Committee has the discretion to reduce the amount of compensation actually paid to a participant in any performance-based compensation plan notwithstanding that the performance goals underlying such plan have been met.

  The Compensation Committee, with the approval of the Board of Directors, has established the foregoing goals and maximum payment limitations and considers such goals and limitations to be appropriate in light of foreseeable contingencies, the future business condition of the Company and the competitive environment with respect to the employment and retention of senior executive officers.

  Approval Requirement. Approval of this Proposal Five requires the affirmative vote of a majority of the votes of all shares voted with respect to this matter.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

        RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS
                                 PROPOSAL SIX
                          (ITEM 6 ON THE PROXY CARD)

  The Board of Directors has appointed Arthur Andersen LLP to serve as the Company's independent certified public accountants for 1998. Arthur Andersen LLP has audited and rendered its opinion on the financial statements of the Company for many years. Representatives of Arthur Andersen LLP will be present at the 1998 Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

  Approval of this Proposal Six requires the affirmative vote of a majority of the votes of all shares voted with respect to this matter.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 Overview

  With respect to the year 1997, the Company's compensation plans and policies for its executive officers were the same as had been in effect for many years. These plans and policies were designed to attract and retain executives of the highest caliber and, if specified performance targets were achieved, to produce levels of compensation commensurate with the compensation paid to executives of organizations with which the Company competes when those organizations achieve high performance.

  The 1997 compensation package for the Company's executive officers consisted of four components: (1) an annual base salary established at the beginning of the year and based on the standards described below; (2) a bonus established by the Company's Incentive Compensation Plan (under which bonus amounts are determined by the extent to which the actual performance of the Company (or the relevant division thereof) achieved its budget objectives); (3) stock options (the number of which was based upon the recommendation of the officer to whom the executive reports and by decision of the Chief Executive Officer and the Compensation Committee; and (4) the Company's profit sharing and retirement plans.

  The 1998 compensation package for executive officers will include items (1) and (2) above and, subject to shareholder approval, incentive or nonqualified options and/or stock grants under a new Equity Incentive Plan which is intended to replace all pre-existing stock option and stock grant plans (see Proposal No. 2 in this Proxy Statement) and a new Long-Term Performance Award Plan which is intended to relate a significant part of an executive officer's compensation to the performance of the Company as a whole (see Proposal No. 4 in this Proxy Statement).

  The foregoing components of the Company's compensation policies for executive officers are described in greater detail below.

 Base Salary

  Base salaries for executive officers are generally established to reflect the duties and level of responsibilities attendant to the officer's position and, in conjunction with the Company's Incentive Compensation plan and (in 1998 and thereafter the Company's Long-Term Performance Award Plan) to be competitive with base salaries paid by other companies with whom the Company competes. However, the performance and contribution of the individual remains a critical factor in regard to any salary adjustment. The Company utilizes surveys of salary information for comparable positions as furnished by independent salary consulting firms engaged by the Company for this purpose. Base salaries for executive officers are approved by the Compensation Committee in December of the year immediately preceding the year in which the salary is to take effect.

  The base salary paid to Carlos H. Cantu, President and Chief Executive Officer, for the year 1997 was established in December 1996 in the amount of $450,000. Such amount represented an increase of $62,000 (16%) over his base salary for 1996. The base salary and the amount of the increase relative to 1996 reflected the factors discussed above and the fact that the Company achieved an excellent performance for the year 1996. For the year 1998, the base salary for Mr. Cantu has been set at $475,000. Such amount represents an increase of $25,000 (5.6%) over the 1997 base salary level and reflects the factors discussed above and, in particular, the excellent performance of the Company in 1997.

 Incentive Compensation Plan

  The Company has for many years maintained an incentive bonus plan known as the ServiceMaster Incentive Compensation Plan. The plan provides for an annual bonus which is largely based upon the performance of the Company and/or the performance of an individual business unit, if applicable, in terms of achieving its budget as established at the beginning of the year. The plan provides for bonuses in amounts which represent percentages of executives' base compensation. These amounts can range from 0%, if the relevant business unit fails to achieve at least 90% of its budget target (except that in some cases payment may be earned by reason of the performance of a higher level unit or achievement of individual performance goals,) up to 120% of base salary (175% of base salary in the case of the Chief Executive Officer) if the relevant business unit exceeds its budget target. The Incentive Compensation Plan reflects the philosophy of the Company that a very significant part of an executive's total compensation should be based upon the financial performance of the Company and/or the business unit in which the executive is employed.

  For the year 1997, Mr. Cantu was paid $787,500 pursuant to the Incentive Compensation Plan. Such amount represented 175% of his base salary and reflected the fact that the Company achieved excellent financial results which exceeded the Company's budget target.

  The ServiceMaster Incentive Compensation Plan will continue in effect in 1998 and will not be replaced by the Long-Term Performance Award Plan. (Assuming approval by the shareholders, the latter plan is designed to provide long-term incentive awards to both executive officers and non-executive officers based upon the performance of the Company as a whole and, in the case of certain participants, to potentially offset the loss of investment income which resulted from the return of the enterprise to corporate form at the end of 1997 and the dissolution of ServiceMaster Management Corporation in early
1998).

 Stock Options

  The Compensation Committee believes that the interests of stockholders and executive officers and other key employees become more closely aligned when executives are provided an opportunity to acquire proprietary interests in the Company through ownership of the Company's common stock. In accordance with established practice, the Compensation Committee approved grants of options to executive officers and other key employees in February 1997 under the ServiceMaster 1997 Share Option Plan. All of such options were for terms of 10 years and were subject to a vesting schedule under which 20% of the option became exercisable on each anniversary of the grant date such that by the fifth anniversary of the grant date the options were fully exercisable. The vast majority of options were granted with an exercise price of $16.83 per share (adjusted to reflect the June 1997 3-for-2 share split), which was the fair market value of the underlying shares on the date of the grant. Individual option grants were determined on the basis of the individual's and the Company's performance in 1996. Options to purchase a total of 1,318,500 shares (adjusted to reflect the June 1997 3-for-2 share split) were granted to 12 executive officers as a group; Mr. Cantu's option grant was for 150,000 shares (adjusted to reflect the June 1997 3-for-2 share split).

  The ServiceMaster 1997 Share Option Plan is to be replaced by the 1998 Equity Incentive Plan which is being proposed to the stockholders for approval at the annual meeting of the stockholders in May 1998. (See Proposal No. 2 in this Proxy Statement.) In February 1998, the Compensation Committee, subject to stockholder approval, approved option grants under the new plan for approximately 1,647 employees, including 12 executive officers. All of such options were for terms of 10 years and were subject to a vesting schedule under which 20% of the option became exercisable on each anniversary of the grant date such that by the fifth anniversary of the grant date the options were fully exercisable. All options were granted with an exercise price of $27.3875 per share, which was the fair market value of the underlying shares of common stock on the date of the grant. Individual option grants were determined on the basis of the individual's and the Company's performance in 1997. Options to purchase a total of 419,000 shares were granted to executive officers as a group. Mr. Cantu's option grant was for 100,000 shares.

 Benefit Programs

  Executive officers of the Company participate in various health, life, disability and retirement benefit programs which are generally available to all salaried employees. Executive officers may participate in a deferred compensation program which is intended to allow for the inability of such officers to contribute to the Company's

401(k) plan in desired amounts due to restrictions imposed on 401(k) plan contributions by the federal tax laws. Executive officers also receive traditional benefits and perquisites that are customary and usual for their positions.

 Tax Deductibility of Executive Compensation

  Section 162(m) of the Internal Revenue Code imposes a limit of $1,000,000 on the deduction which a publicly traded corporation may take for certain executive compensation payments unless payments in excess of $1,000,000 are "performance based" in accordance with conditions specified in Section 162(m). Because Section 162(m) does not apply to partnerships, this limitation did not apply to ServiceMaster prior to the Company's return to corporate form at the end of 1997. Section 162(m) will be a factor in 1998 and subsequent years in regard to the Company's compensation planning for those executive officers to which Section 162(m) applies. The compensation plans which are being submitted to the stockholders for approval at the May 1998 annual meeting of the stockholders, viz., Proposals 2, 4 and 5, are intended to enable the Company to obtain a tax deduction for payments to executive officers pursuant to these plans.

 Compensation Committee Interlocks and Insider Participation

  The persons who served as members of the Compensation Committee of the Board of Directors of ServiceMaster Management Corporation during 1997 were Henry O. Boswell (Chairman), Herbert P. Hess, Phillip B. Rooney (until May 1, 1997), James D. McLennan (appointed in October 1997), Burton D. Sorensen (appointed in October 1997) and David K. Wessner (appointed in October 1997). These same persons other than Mr. Rooney are now serving as the members of the Compensation Committee of the Board of Directors of the Company. The Compensation Committee consists solely of independent members of the board of directors.

  There are no interlocking arrangements involving service by any executive officer of the Company on the Compensation Committee of another entity and an executive officer of such other entity serving on the ServiceMaster Compensation Committee.

                                          Henry O. Boswell, Chairman
                                          Herbert P. Hess
                                          James D. McLennan
                                          Burton E. Sorensen
                                          David K. Wessner

SUMMARY COMPENSATION TABLE

  The following table sets forth all compensation awarded to, earned by, or paid to the Chief Executive Officer of ServiceMaster and ServiceMaster's next four most highly compensated executive officers during or in respect of the year 1997. Each of the listed persons was holding the office indicated in the table on the last day of December 1997.

                          SUMMARY COMPENSATION TABLE

                                                           LONG-TERM COMPENSATION
                                                  -----------------------------------------
                    ANNUAL COMPENSATION (A)               AWARDS               PAYOUTS
              ----------------------------------- ----------------------- -----------------
      (A)     (B)    (C)      (D)        (E)         (F)         (G)        (H)      (I)
NAME AND                                                      SECURITIES
COMPENSATION                         OTHER ANNUAL RESTRICTED  UNDERLYING   LTIP
PRINCIPAL           SALARY   BONUS   COMPENSATION   STOCK    OPTIONS/SARS PAYOUTS ALL OTHER
POSITION      YEAR   ($)    ($) (B)      ($)      AWARDS ($)   (#) (C)      ($)      ($)
------------  ---- -------- -------- ------------ ---------- ------------ ------- ---------
Carlos H.
 Cantu        1997 $450,000 $900,021      --          --       150,000      --       --
President
 and          1996 $388,000 $679,000      --          --       112,500      --       --
Chief Ex-
 ecutive
 Officer      1995 $380,000 $665,000      --          --       168,750      --       --
C. William
 Pollard      1997 $375,000 $557,934      --          --       112,500      --       --
Chairman      1996 $300,000 $300,000      --          --       112,500      --       --
              1995 $300,000        0      --          --       225,000      --       --
Ernest J.
 Mrozek       1997 $275,000 $382,618      --          --       202,500      --       --
President,    1996 $220,000 $264,000      --          --        56,250      --       --
Consumer
 Services     1995 $208,000 $299,600      --          --        33,750      --       --
Robert F.
 Keith        1997 $285,000 $337,619      --          --       202,500      --       --
President,    1996 $255,000 $281,000      --          --        78,750      --       --
Management
 Services     1995 $240,000 $276,000      --          --       112,500      --       --
Vernon T
 Squires      1997 $230,000 $302,983      --          --        45,000      --       --
Sr. Vice
 President
 and          1996 $220,000 $264,000      --          --        45,000      --       --
General
 Counsel      1995 $208,000 $249,600      --          --        33,750      --       --

Notes:

(A) The Summary Compensation Table does not include the cash distributions made in respect of the year 1997 by ServiceMaster Management Corporation (the managing general partner of ServiceMaster Limited Partnership and The ServiceMaster Company Limited Partnership) to the persons listed in the table in their capacity as stockholders of ServiceMaster Management Corporation. Such distributions were dividends and represented a return on the investment made by such persons in the corporation. The source of these dividends was the cash distributions made to ServiceMaster Management Corporation by ServiceMaster Limited Partnership and The ServiceMaster Company Limited Partnership on the 1% carried interests held by ServiceMaster Management Corporation in each of these two partnerships throughout the year 1997. As part of the Reincorporating Merger which was completed at the end of 1997 (described on page 1), the two partnerships were terminated, ServiceMaster Management Corporation was dissolved, and the requirement for direct investments by senior management in a managing general partner of the parent entity and the principal subsidiary was eliminated. Accordingly, the foregoing dividend payments will not occur in 1998 or thereafter. Effective January 1, 1998, the Company has, subject to stockholder approval, instituted a long-term performance based award program. The following table has been prepared as an extension of the Summary Compensation Table in order to show both the 1997 payments reflected in the Summary Compensation Table and the ServiceMaster Management Corporation dividends paid to the persons listed in the Summary Compensation Table for the year 1997.

                  1997 SUMMARY COMPENSATION AND SERVICEMASTER
                     MANAGEMENT CORPORATION DIVIDEND TABLE
                (SUPPLEMENT TO THE SUMMARY COMPENSATION TABLE)

           (A)                 (B)           (C)          (D)          (E)
                           TOTAL ANNUAL
                           COMPENSATION                             LONG-TERM
                             FOR 1997   SERVICEMASTER              COMPENSATION
                              (FROM      MANAGEMENT     TOTAL OF      (FROM
NAME AND PRINCIPAL         COMPENSATION  CORPORATION    COLUMNS    COMPENSATION
POSITION                      TABLE)      DIVIDENDS   (B) AND  (C)   TABLE)*
------------------         ------------ ------------- ------------ ------------
Carlos H. Cantu...........  $1,350,021    $727,742     $2,077,763    150,000
 President and Chief
  Executive Officer
C. William Pollard........  $  932,934    $698,118     $1,631,052    112,500
 Chairman
Ernest J. Mrozek..........  $  657,618    $340,283     $  997,901    202,500
 President, Consumer
  Services
Robert F. Keith...........  $  622,619    $340,283     $  962,902    202,500
 President, Management
  Services
Vernon T. Squires.........  $  532,983    $174,505     $  707,488     45,000
 Sr. Vice President and
  General Counsel

--------
*  Securities underlying options awarded in 1997.
(B) The amounts shown in column (d) of the Summary Compensation Table on page 25 include payments made under the ServiceMaster Incentive Compensation Plan plus payments made in connection with a gain arising from the Reincorporating Merger.
(C) The numbers of shares listed in column (g) of the Summary Compensation Table on page 25 have been adjusted, where appropriate, for 3-for-2 share splits occurring in June 1996 and June 1997.

  The following table summarizes the number and terms of the stock options granted during the year 1997 to the named executive officers.

                           OPTION/SAR GRANTS IN 1997

                                 INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------
          (A)                (B)          (C)          (D)        (E)        (F)
                          NUMBER OF
                          SECURITIES   % OF TOTAL
                          UNDERLYING  OPTIONS/SARS
                         OPTIONS/SARS  GRANTED TO  EXERCISE OR              GRANT
                         GRANTED (#)   EMPLOYEES   BASE PRICE  EXPIRATION   DATE
          NAME               (A)          1997     ($/SH) (A)     DATE    VALUE (B)
          ----           ------------ ------------ ----------- ---------- ---------
Carlos H. Cantu, Chief
 Executive Officer......   150,000        4.3%       $16.83    02-12-2007 $621,000
C. William Pollard......   112,500        3.2%       $16.83    02-12-2007 $465,750
Ernest J. Mrozek........   202,500        5.7%       $16.83    02-12-2007 $838,350
Robert F. Keith.........   202,500        5.7%       $16.83    02-12-2007 $838,350
Vernon T. Squires.......    45,000        1.3%       $16.83    02-12-2007 $186,300

Notes:

(A) The options listed in column (b) were granted in February 1997. The number of shares shown in column (b) and the exercise price shown in column (d) have been adjusted to reflect the 3-for-2 split in the Company's shares effected in June 1997. Each of the options listed in column (b) is subject to a vesting schedule under which the option becomes exercisable in 20% increments on the 1st, 2nd, 3rd, 4th and 5th anniversaries of grant date.
(B) In accordance with Item 402(c)(2)(vi)(B) of Regulation S-K of the Securities and Exchange Commission, the grant date value of each of these options has been estimated based on the Black-Scholes option pricing model by an independent consulting firm using the following assumptions: a risk-free rate of interest of 6.07%, a volatility rate of 21.17%, a 3.31% distribution yield, and an expected life of seven years. The values of the options which are shown in the table are theoretical and do not necessarily reflect the actual values which the option holders may eventually realize. Such actual values will depend on the extent to which the market value of the Company's shares at a future date exceeds the exercise price of the options.

  The following table summarizes the exercises of stock options during the year 1997 by the named executive officers and the number of, and the spread on, unexercised options held by such officers at December 31, 1997.

     AGGREGATED OPTION/SAR EXERCISES IN 1997 AND FY-END OPTION/SAR VALUES

          (A)                  (B)         (C)               (D)                       (E)
                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                       OPTIONS/SARS AT      THE-MONEY OPTIONS/SARS AT
                                          VALUE           FY-END(#)                 FY-END($)
                         SHARES ACQUIRED REALIZED ------------------------- -------------------------
NAME                     ON EXERCISE (#)   ($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                     --------------- -------- ------------------------- -------------------------
Carlos H. Cantu,
 Chief Executive
 Officer................         0         $ 0         22,500/240,000         $ 283,124/$ 2,995,497
C. William Pollard......         0         $ 0         22,500/202,500         $ 283,124/$ 2,529,747
Ernest J. Mrozek........         0         $ 0         21,455/247,500         $ 354,563/$ 3,206,300
Robert F. Keith.........         0         $ 0         77,381/265,500         $1,448,672/$3,482,799
Vernon T. Squires.......         0         $ 0           9,000/81,000         $ 138,250/$ 1,111,900

  A table for long-term incentive plan awards is omitted because no long-term incentive plan awards were granted to any of the named officers during the year 1997.

SEVERANCE ARRANGEMENTS

  The Company does not presently have employment agreements with any members of the Company's senior management under which termination benefits are provided if a change in control of the Company occurs. The Board of Directors is considering the desirability of such arrangements, as well as the desirability of a more broadly based plan to cover employees who are not members of senior management and who meet certain employment longevity standards.

  The ServiceMaster 1998 Equity Incentive Plan which is being submitted to the stockholders for approval at the annual meeting of the stockholders to be held on May 1, 1998 provides that all stock options granted prior to the occurrence of a change in control shall become immediately exercisable upon the occurrence of a change in control and shall remain exercisable thereafter throughout the entire terms of the options. "Change in control" is defined on page two of the Equity Incentive Plan (page A-2 of Exhibit A to this Proxy Statement).

PERFORMANCE GRAPH

  The following graph compares the five-year cumulative total return to stockholders of the Company with the five year cumulative total return as determined under the Standard & Poor's 500 Index and under the Dow Jones Consumer Services Index.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              Among The ServiceMaster Company, The S&P 500 Index
                     The Dow Jones Consumer Services Index

                             [GRAPH APPEARS HERE]

*$100 invested on 12/31/92 in stock or indices-- including Reinvestment of Dividends.
Fiscal Year Ending December 31.


                                                  1992 1993 1994 1995 1996 1997
                                                  ---- ---- ---- ---- ---- ----
  ServiceMaster.................................. $100 $154 $142 $183 $243 $417
  S & P 500 Index................................  100  110  112  153  189  252
  Dow Jones Consumer Services Index..............  100  113  110  143  144  212

INDEBTEDNESS OF MANAGEMENT

  One executive officer, Robert F. Keith, was indebted to the Company in excess of $60,000 at some point during the year 1997. The indebtedness was incurred by reason of tax loans made in connection with one or more share grants ("Share Grants") made before 1997 under the ServiceMaster Share Grant Award Plan and a bridge loan arising from a relocation. The figure in plain type is the largest amount of such indebtedness outstanding during the year 1997; the figure in italics and in parentheses is the amount of such indebtedness outstanding on March 6, 1998: $223,924 ($34,634). Interest on the tax loans made in respect of the Share Grants was charged to the borrower at a rate between 8% and 9% per annum. No interest was charged on the relocation loan. The relocation loan has been paid in full.

                             OWNERSHIP INFORMATION

  As of March 16, 1998, no one is the beneficial owner of more than five percent of the Company's common stock.

  The following table sets forth as of March 6, 1998 the beneficial ownership of the Company's common stock with respect to ServiceMaster's directors and senior management advisers, those executive officers named in the Summary Compensation Table (page 25) and the Company's directors and officers as a group:

                                       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                       -----------------------------------------
                 (1)                      (2)        (3)       (4)        (5)
                                          SOLE
                                       VOTING AND
                                       INVESTMENT             TOTAL     PERCENT
      NAME OF BENEFICIAL OWNER           POWER      OTHER   OWNERSHIP  OWNERSHIP
      ------------------------         ---------- --------- ---------- ---------
Paul W. Berezny (3)(4)(6)(8).........      82,607   799,523    882,130   0.471%
Henry O. Boswell (2)(4)..............      44,062    64,327    108,389   0.058%
Carlos H. Cantu (4)(5)(12)...........     394,650 1,657,481  2,052,131   1.096%
Robert D. Erickson (4)(5)(6)(7)......     705,638   105,289    810,927   0.433%
Brian Griffiths (4)..................       7,800         0      7,800   0.004%
Sidney E. Harris (4).................       4,200     1,125      5,325   0.003%
Herbert P. Hess (4)(8)...............     161,413    20,250    181,663   0.097%
Michele M. Hunt (4)..................       4,200         0      4,200   0.002%
Donald K. Karnes (4).................   1,283,923         0  1,283,923   0.686%
Robert F. Keith (4)(5)...............     241,257   158,291    399,548   0.213%
Gunther H. Knoedler (4)..............      38,726         0     38,726   0.021%
James D. McLennan (4)................      32,463         0     32,463   0.017%
Jerry D. Mooney (3)(4)(16)...........     208,437   504,320    712,757   0.381%
Ernest J. Mrozek (4)(5)..............     287,482    94,524    382,006   0.204%
Vincent C. Nelson (4)(8)(9)(10)......     109,400   227,447    336,847   0.180%
Brian D. Oxley (3)(4)(5).............     253,434   240,412    493,846   0.264%
Dallen W. Peterson (4)...............   3,324,168         0  3,324,168   1.776%
C. William Pollard (4)(5)(11)........     861,428   165,621  1,027,049   0.548%
Steven C. Preston (4)................      45,000         0     45,000   0.024%
Steven S Reinemund...................           0         0          0   0.000%
Phillip B. Rooney (3)(4).............     256,658     9,000    265,658   0.142%
Burton E. Sorensen (4)...............      17,160         0     17,160   0.009%
Vernon T. Squires (4)(5).............     254,824    94,524    349,348   0.187%
Charles W. Stair (5)(6)(13)..........     608,633   131,006    739,639   0.395%
David K. Wessner (3)(4)(8)(14)(15)...     114,464 1,923,678  2,038,142   1.089%
All directors and officers as a group
 (142 persons) (17)..................  18,334,702 7,963,875 26,298,577  13.815%

Notes:
 (1) The shares owned by each person and by all directors and officers as a group, and the shares included in the total number of shares, have been adjusted, and the percentage ownership figures have been computed, in accordance with Rule 13d-3(d)(1)(i).
 (2) Shares in column (3) include 41,772 shares owned by spouse as to which beneficial ownership is disclaimed.
 (3) Shares in column (3) include shares held by spouse and/or other family members.
 (4) Shares in column (2) include shares which may be acquired within sixty days under options granted under the ServiceMaster Share Option Plan, under the ServiceMaster 10-Plus Option Plan and/or the Directors Option Plan.

 (5) Shares in column (3) include shares held in one or more investment partnerships in which the listed person is a partner with shared voting power and investment power.
 (6) Shares in column (2) include shares held in trust for the benefit of family members as to which beneficial ownership is disclaimed.
 (7) Shares in column (3) include 64,779 shares owned by spouse or held in trust for the benefit of family members as to which beneficial ownership is disclaimed.
 (8) Shares in column (3) include shares held in trust for benefit of self and/or family members.
 (9) Shares in column (2) include 30,862 shares in trust for the benefit of family members as to which beneficial ownership is disclaimed. Shares in column (3) include 10,657 shares held in trust for the benefit of family members as to which beneficial ownership is disclaimed.
(10) Shares in column (3) include 3,880 shares owned by a charitable trust of which Vincent C. Nelson is a trustee. Mr. Nelson disclaims beneficial ownership of such shares.
(11) Shares in column (3) include 34,830 shares owned by a charitable foundation of which C. William Pollard is a director. Mr. Pollard disclaims beneficial ownership of such shares. Shares in column (3) also include 22,951 shares in trust for the benefit of family members.
(12) Shares in column (3) include 22,875 shares owned by a charitable foundation of which Carlos H. Cantu is an officer. Mr. Cantu disclaims beneficial ownership of such shares.
(13) Shares in column (3) include 39,600 shares owned by a charitable foundation of which Charles W. Stair is a director. Mr. Stair disclaims beneficial ownership of such shares.
(14) Shares in column (3) include 1,012,500 shares owned by a charitable foundation of which David K. Wessner is a director. Mr. Wessner disclaims beneficial ownership of such shares.
(15) Shares in column (3) include 463,747 shares held by an investment company of which David K. Wessner is a shareholder and one of four directors.
(16) Shares in column (3) include 451,138 shares owned by a corporation in which Mr. Mooney owns no stock but of which he is the president. Mr. Mooney disclaims beneficial ownership of such shares.
(17) Includes 3,160,427 shares which certain officers of ServiceMaster, through the exercise of their respective rights, may acquire within 60 days under share purchase agreements, options granted under the ServiceMaster Share Option Plan and options granted under the ServiceMaster 10-Plus Option Plan. This figure includes shares purchasable by the persons identified in the Summary Compensation Table as follows: Mr. Cantu--52,500 shares; Mr. Pollard--45,000 shares; Mr. Mrozek--73,205 shares; Mr. Keith--133,631 shares; Mr. Squires--27,000 shares and all executive officers as a group--618,361 shares.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know if any matters will be presented to the meeting other than those described above. If other maters properly come before the meeting, the persons named in the accompanying proxy will vote said proxy in accordance with their best judgment.

  Expenses incurred in connection with the solicitation of proxies will be paid by the Company. Following the initial solicitation of proxies by mail, directors, officers and regular employees of the Company may solicit proxies in person, by telephone or facsimile transmission, but without extra compensation. In addition, the Company has retained Morrow & Company to assist in the solicitation of proxies at an estimated cost to the Company of approximately $6,500 plus out-of-pocket expenses. Such solicitation may be made by mail, telephone, facsimile transmission or in person. The Company will, upon request, reimburse the reasonable charges and expense of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold Common Stock.

  The Company's 1997 Annual Report is enclosed, but the report is not incorporated in this Proxy Statement and is not part of the proxy soliciting material. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE PROVIDED WITHOUT CHARGE TO ANY STOCKHOLDER SUBMITTING A REQUEST THEREFOR TO THE CORPORATE SECRETARY, THE SERVICEMASTER COMPANY, ONE SERVICEMASTER WAY, DOWNERS GROVE, ILLINOIS 60515, OR TELEPHONE 630-271-1300.

                                          By Order of the Board of Directors

                                          Susan D. Baker
                                          Vice President and Corporate
                                           Secretary

Dated: March 25, 1998

                                                                      EXHIBIT A

                           THE SERVICEMASTER COMPANY

                   SERVICEMASTER 1998 EQUITY INCENTIVE PLAN

  PART 1: ESTABLISHMENT, EFFECTIVE DATE, OBJECTIVES, AND DURATION OF THE PLAN

  1.1 Establishment of the Plan. The ServiceMaster Company, a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as The ServiceMaster Company 1998 Equity Incentive Plan (the "Plan"), as set forth in this document.

  1.2 Effective Date. Subject to approval by the Company's stockholders, the Plan shall become effective as of January 1, 1998 (the "Effective Date") and shall remain in effect as provided in Section 1.4 hereof.

  1.3 Purpose. The purpose of this Plan is to benefit the Company and its subsidiaries and affiliated companies and the stockholders of the Company by enabling the Company to offer to certain present and future executives, key personnel and consultants stock based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or subsidiaries or affiliated companies.

  1.4 Duration. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Part 10 hereof, until all Shares subject to the Plan shall have been purchased or acquired according to the provisions of the Plan. However, in no event may an Award be granted under the Plan on or after December 31, 2000.

                              PART 2: DEFINITIONS

  2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below. When such meaning is intended, the initial letter of the word shall be capitalized.

  "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, or Restricted Stock.

  "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the Effective Date.

  "Board" or "Board of Directors" means the Board of Directors of the Company.

  "Change of Control" of the Company shall mean:

    (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror; or

    (ii) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 75% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror; or

    (iii) A report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person or group (as the terms "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the issued and outstanding shares of voting securities of the Company; or

    (iv) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

  "Committee" means the Compensation Committee of the Board of Directors.

  "Common Stock" means the common stock of the Company.

  "Company" means The ServiceMaster Company, a Delaware corporation, as well as any successor to such entity as provided in Section 14.1 herein.

  "Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.

  "Employee" means any employee of the Company or any Subsidiary.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  "Fair Market Value" shall mean--

    (i) for purposes of setting any Exercise Price, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder or unless the Committee otherwise determines, and

    (ii) for purposes of the valuation of any Shares withheld in payment of the Exercise Price or to pay taxes due on an Award, the average as of the date of the Award of the closing sales prices of the Common Stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Midwest Edition) on each of the five trading dates immediately preceding such date.

  "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Part 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code or any successor thereto.

  "Named Executive Officer" means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Section 162(m) of the Code or any successor statute.

  "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Part 6 herein and which is not intended to meet the requirements of Section 422 of the Code.

  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

  "Option Agreement" means a writing which is provided by the Company to a Participant who receives an Award consisting of an Option and which sets forth the terms and provisions applicable to such Award. A Participant's acceptance of the terms of such Award shall be evidenced by his or her continued employment and by the delivery to the Company of his or her signed copy of the Option Agreement within 30 days after his or her receipt thereof. If the Participant does not deliver an executed Option Agreement in accordance with the foregoing provision, the Award of the Restricted Stock shall be revoked.

  "Participant" means an Employee or a consultant who has outstanding an Award granted under the Plan.

  "Performance-Based Exception" means the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code.

  "Performance Period" means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

  "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, which period shall not be shorter than three years (based on the passage of time) or one year (based on the achievement of performance goals), and the Shares are subject to a substantial risk of forfeiture, as provided in Part 7 herein.

  "Restricted Stock" means an Award granted to a Participant pursuant to Part 7 herein.

  "Restricted Stock Agreement" means a writing which is provided by the Company to a Participant who receives an Award consisting of Restricted Stock and which sets forth the terms and provisions applicable to such Award. A Participant's acceptance of the terms of such Award shall be evidenced by his or her continued employment and by the delivery to the Company of his or her signed copy of the Restricted Stock Agreement within 30 days after his or her receipt thereof. If the Participant does not deliver an executed Restricted Stock Agreement in accordance with the foregoing provision, the Award of the Restricted Stock shall be revoked.

  "Shares" means shares of Common Stock of the Company.

  "Subsidiary" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests.

                            PART 3: ADMINISTRATION

  3.1 Administration by the Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other committee appointed by the Board. If and to the extent that no committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the full Board.

  3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to: select Employees and consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; subject to the provisions of Part 12 herein, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan; and, subject to the provisions of the Plan, make all other determinations which may be necessary or advisable for the administration of the Plan.

  3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

             PART 4: SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

  4.1 Shares Available for Awards.

  (a) The aggregate number of Shares which may be issued or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed 7,500,000 Shares (subject to adjustment as provided in Section 4.3). Such Shares may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company.

  (b) The aggregate number of Shares which may be issued or used for reference purposes in respect of Awards made in any one of the three years for which the Plan is in effect pursuant to Section 1.4 shall not exceed 2,500,000 Shares (subject to adjustment as provided in Section 4.3 and subject to paragraph
(e)).

  (c) Of the 2,500,000 Shares which may be issued or used for reference purposes in respect of Awards made in any given year as provided in paragraph
(b), the number of Shares which may be used in connection with Incentive Stock Options shall not exceed 1,250,000 (subject to adjustment as provided in Section 4.3 and paragraphs (d) and (e) below).

  (d) The aggregate number of Shares which may be used for Awards consisting of Restricted Stock shall not exceed 1,125,000 (which number is 15% of the aggregate number of Shares authorized for issuance or used for reference purposes under this Plan as provided in paragraph (a)). Of such 1,125,000 Shares, not more than 375,000 Shares may be used for Awards consisting of Restricted Stock in any one of the three years for which the Plan is in effect pursuant to Section 1.4. If and to the extent that Shares are used for Awards consisting of Restricted Stock in any given year, the number of Shares so used shall be deducted from the authorizations for that year for Incentive Stock Options and for Nonqualified Options pursuant to paragraph (c). The allocation of such deduction between the authorization for ISOs and NQSOs for that year shall be made by the Committee acting in its discretion.

  (e) If and to the extent that the number of Shares actually used in respect of Awards made in any given year is less than the number of Shares permitted to be used in such year pursuant to paragraph (b), the unused number of Shares may be carried over to the next succeeding year, unless the next succeeding year is the year 2001. The same principle shall be applied to the Shares actually used and Shares permitted to be used for ISOs and NQSOs under paragraph (c).

  (f) Upon the occurrence of a cancellation, termination, expiration, forfeiture, or lapse for any reason of any Award, the number of Shares underlying any such Award which were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan.

  4.2 Individual Participant Limitations. Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the maximum aggregate number of Shares (including Options and Restricted Stock) that may be granted in any one fiscal year to a Participant shall be 200,000, subject to adjustment as provided in Section 4.3 herein.

  4.3 Adjustments in Authorized Shares. In the event of any change in the capitalization of the Company (such as a stock split) or a corporate transaction (such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Awards, the number and class of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

  4.4 Adjustment in Exercise Price. In the event of the occurrence of any transaction to which Section 4.3 is applicable, a change shall be made in the Exercise Price of each Option granted hereunder which is correlative to the change in the number of Shares which is made pursuant to Section 4.3.

                     PART 5: ELIGIBILITY AND PARTICIPATION

  5.1 Eligibility. Persons eligible to participate in this Plan include all officers and other employees of the Company and its Subsidiaries, and key consultants to the Company and its Subsidiaries, as determined by the Committee. Employees who are members of the Board and Employees who reside in countries other than the United States of America are persons who are eligible to participate in this Plan.

  5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

                             PART 6: STOCK OPTIONS

  6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant such Options in the form of Nonqualified Stock Options or Incentive Stock Options. The Committee shall have complete discretion in determining the number of Options granted to each Participant (subject to the limitations set forth in Part 4 herein).

  6.2 Option Agreement.

  (a) Each Option grant shall be evidenced by an Option Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.

  (b) The Option Agreement with respect to the Option also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

  6.3 Exercise Price. The Committee shall designate the Exercise Price for each grant of an Option under this Plan which Exercise Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. The Committee shall not have the authority to reduce the Exercise Price of any Option after the time of grant, or permit the surrender and cancellation of an Option and grant a replacement Option at a lower Exercise Price, without obtaining stockholder approval of any such action.

  6.4 Duration of Options.

  (a) Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

  6.5 Exercise of Options.

  (a) Options granted under this Part 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

  (b) Except as provided in Section 6.9(a), all Incentive Stock Options granted to a Participant under the Plan shall be exercisable by such Participant only during his or her lifetime.

  (c) The minimum of Shares for which an Option may be exercised at any one time shall be the lesser of 100 Shares or the number of Shares which remain available for exercise after giving effect to all prior exercises of such Option.

  6.6 Notice of Exercise and Payment of the Exercise Price. Options granted under this Part 6 shall be exercised by the delivery of a written notice of exercise to the Company which sets forth the number of Shares with respect to which the Option is to be exercised and which is accompanied by the payment in cash of the full amount of the Exercise Price.

  6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Part 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.8 Termination of Employment or Consulting Agreement. Each Option Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Option Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

  6.9 Nontransferability of Options; Limited Exception for NQSOs.

  (a) No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

  (b) Except as otherwise provided in a Participant's Option Agreement, no NQSO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

  6.10 Conformance with Section 422. In the case of Incentive Stock Options, if any provision of this Part 6 is inconsistent with any provision of Code
Section 422 or any successor thereto, then the provision of the Code with respect to which the inconsistency exists shall be substituted for such provision of this Part 6.

                           PART 7: RESTRICTED STOCK

  7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee at any time and from time to time may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

  7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

  7.3 Transferability. Except as provided in this Part 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

  7.4 Other Restrictions.

  (a) Subject to Part 8 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting which may or may not be following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws. Any such conditions or restrictions may be referenced by an appropriate legend placed on the certificates for such Shares of Restricted Stock.

  (b) Except as otherwise provided in this Part 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

  7.5 Voting Rights. Unless otherwise designated by the Committee at the time of grant, Participants to whom Shares of Restricted Stock have been granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

  7.6 Dividends and Other Distributions. Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.

  7.7 Termination of Employment or Consulting Arrangement. Each Restricted Stock Agreement shall set forth the extent to which the Participant shall have the obligation to return to the Company unvested Shares of Restricted Stock following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Restricted Stock Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

                         PART 8: PERFORMANCE MEASURES

  8.1 Factors Involved.

  (a) Subject to paragraph (b), unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general performance measures set forth in this Part 8 the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Committee in writing and stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue, primary or fully-diluted earnings per Share, pretax income, cash flow from operations, total cash flow, return on equity, return on capital, return on assets, net operating profits after taxes, economic value added, total stockholder return or return on sales, or any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company's business, or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of the Company, a Subsidiary, division and/or other operational unit, under one or more of such measures.

  (b) Paragraph (a) shall not apply to Awards to Named Executive Officers which consist of Options, since Options are, by their nature, a performance based form of compensation.

  8.2 Committee Evaluation. The degree of payout and/or vesting of Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception and which are held by Named Executive Officers may not be adjusted so as to increase the payment under the Award (the Committee shall retain the discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the preestablished performance goals).

  8.3 Effect of Changes in the Tax or Securities Laws.

  (a) In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

  (b) In the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

                       PART 9: BENEFICIARY DESIGNATIONS

  9.1 Right to Designate Beneficiaries. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime.

  9.2 Effect of No Beneficiary Designation. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                 PART 10: RIGHTS OF EMPLOYEES AND CONSULTANTS

  10.1 Employment or Consulting Arrangement. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or consulting arrangement at any time, nor confer upon any Participant any right to continue in the employ of or consulting arrangement with the Company or any Subsidiary.

  10.2 Effect of Temporary Absences from Employment. For purposes of this Plan, temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the consulting arrangement or an interruption of the continuity thereof. Conversion of a Participant's employment relationship to a consulting arrangement shall not result in termination of previously granted Awards.

  10.3 No Right to Participation or Uniformity of Treatment. No Employee or consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. The Committee shall not be under any obligation to provide uniformity of treatment among Participants selected for Awards under this Plan.

                          PART 11: CHANGE OF CONTROL

  11.1 Effect of a Change of Control. Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges: (i) any and all Options granted hereunder shall become immediately exercisable and shall remain exercisable throughout their entire term; and (ii) any Period of Restriction and other restrictions imposed on Restricted Shares shall lapse.

               PART 12: AMENDMENT, MODIFICATION AND TERMINATION

  12.1 Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation.

  12.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

                             PART 13: WITHHOLDING

  13.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

  13.2 Share Withholding. With respect to withholding required upon the exercise of Options or upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of or Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                          PART 14: GENERAL PROVISIONS

  14.1 Binding Effect. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

  14.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  14.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  14.4 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  14.5 Securities Law Compliance. With respect to persons who are subject to
Section 16(b) of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  14.6 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                                                                      EXHIBIT B

                           THE SERVICEMASTER COMPANY

    SERVICEMASTER 1998 NON-EMPLOYEE DIRECTORS DISCOUNTED STOCK OPTION PLAN

  PART 1: ESTABLISHMENT, EFFECTIVE DATE, OBJECTIVES, AND DURATION OF THE PLAN

  1.1 Establishment of the Plan. The ServiceMaster Company, a Delaware corporation (the "Company"), hereby establishes a compensation plan for the Non-Employee Directors (hereinafter defined) to be known as The ServiceMaster Company 1998 Non-Employee Directors Discounted Stock Option Plan (the "Plan"), as set forth in this document.

  1.2 Effective Date. Subject to approval by the Company's stockholders, the Plan shall become effective as of January 1, 1998 (the "Effective Date") and shall remain in effect as provided in Section 1.4 hereof.

  1.3 Purpose. The purpose of this Plan is to benefit the Company and its subsidiaries and affiliated companies and the stockholders of the Company by encouraging the Non-Employee Directors to acquire proprietary interests in the Company in the form of stock options granted in lieu of Retainer/Fees that would otherwise have been paid in cash for serving on the Board or any committee thereof.

  1.4 Duration. The Plan shall commence on the Effective Date and, provided that it is approved by the shareholders of the Company, shall remain in effect until December 31, 2000, unless the Plan is terminated by the Board at an earlier date (subject to the provisions of Part 10). If shareholder approval is not obtained by May 31, 1998, the Plan shall be nullified and all elections to receive Options hereunder shall be rescinded and all Non-Employee Directors shall receive or be credited with a cash payment equal to all Retainer/Fees that had been the subject of an election hereunder. Upon termination of the Plan, the applicable terms of the Plan shall continue to apply to all Options which were outstanding on the date the Plan was terminated.

                              PART 2: DEFINITIONS

  2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below. When such meaning is intended, the initial letter of the word shall be capitalized.

  "Board" or "Board of Non-Employee Directors" means the Board of Non-Employee Directors of the Company.

  "Common Stock" means the common stock of the Company.

  "Company" means The ServiceMaster Company, a Delaware corporation, as well as any successor to such entity as provided in Section 15.1 herein.

  "Disability" means total and permanent disability which, if the Participant were an employee of the Company, would be treated as a total and permanent disability under the terms of the Company's long-term disability plan for employees as in effect from time to time.

  "Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  "Exercise Price" means the price at which a Share may be purchased by a Non-Employee Director pursuant to an Option.

  "Fair Market Value" means, for purposes of setting an Exercise Price, the average as of the related Grant Date of the closing sales prices of the Common Stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Midwest Edition) on each of the five trading dates immediately preceding such date.

  "Grant Date" means the applicable date as specified in Part 6 on which an Option is granted to a Non-Employee Director by reason of an election made pursuant to Part 5.

  "Non-Employee Director" means any individual who is a member of the Board of Directors of the Company, and who is not also an employee of the Company or any subsidiary of the Company at the time such person makes an election under
Part 5 to receive his or her Retainer/Fees in the form of options.

  "Normal Retirement Date" means the date at which a Non-Employee Director is no longer qualified to serve on the Board of Directors based on the then current retirement age policy as set forth in the Bylaws of the Company or, if not in the Bylaws, as adopted by the Board of Directors.

  "Option" means an option to purchase Shares which is granted to a Non-Employee Director pursuant to this Plan.

  "Option Agreement" means a writing which is provided by the Company to a Non-Employee Director who is granted an Option and which sets forth the terms and provisions applicable to such Option.

  "Retainer/Fees" means the retainer fee of $15,000 per year plus meeting attendance fees of $3,000 per meeting for four Board meetings per year plus meeting attendance fees of $3,000 per meeting for five committee meetings per year, all payable to a Non-Employee Director for service as a member of the Board of Directors or such greater or lesser amount as may be established by the Board of Directors for retainer and meeting attendance fees.

  "Section 5.2 Election" has the meaning set forth in Section 5.2.

  "Section 5.3 Election" has the meaning set forth in Section 5.3.

  "Shares" means shares of Common Stock of the Company.

                            PART 3: ADMINISTRATION

  3.1 Self-Governing. The Plan is intended to be self-governing and, accordingly, no discretionary action by any administrative body is required. If any questions of interpretation arise, they shall be resolved by the Compensation Committee of the Board of Directors or any other committee of the Board as the Board may designate from time to time.

  3.2 Interpretations to be Consistent with Rule 16b-3. The Plan shall be interpreted so as to comply with Rule 16b-3 as promulgated under the Exchange Act and any action under this Plan that would be inconsistent with the requirements of Rule 16b-3 as then applicable shall be null and void.

                      PART 4: SHARES SUBJECT TO THE PLAN

  4.1 Shares Available for Awards.

  (a) The maximum number of Shares which may be issued upon exercise of Options granted under this Plan is 500,000.

  (b) Shares shall not be considered as issued until the applicable Option has been exercised. Accordingly, any Shares represented by Options which expired before being exercised or which are canceled shall remain available for issuance under the Plan.

  4.2 Adjustments in Authorized Shares. In the event of any change in the capitalization of the Company (such as a stock split) or a corporate transaction (such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Options, the number and class of Shares subject to outstanding Options granted under the Plan and the number of Shares set forth in Section 4.1, shall be adjusted to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Option shall always be a whole number.

  4.3 Adjustment in Exercise Price. In the event of the occurrence of any transaction to which Section 4.2 is applicable, a change shall be made in the Exercise Price of each Option granted hereunder which is correlative to the change in the number of Shares which is made pursuant to Section 4.2.

                      PART 5: ELECTION TO RECEIVE OPTIONS

  5.1 Eligibility. Each Non-Employee Director may make a one-time irrevocable election to receive Options under this Plan, provided that such election conforms to the provisions of this Part 5.

  5.2 Directors in Office on January 1, 1998. Each Non-Employee Director who was a director of the Company on December 12, 1997 must make the election allowed by Section 5.1 by not later than December 31, 1997 (a "Section 5.2 Election"). Such election (if any) shall be applicable to Retainer/Fees otherwise payable to such Non-Employee Director for service from January 1, 1998 through December 31, 2000.

  5.3 Directors Elected or Appointed After January 1, 1998. Each Non-Employee Director who is newly elected or appointed to the Board of Directors after January 1, 1998 must make the election allowed by Section 5.1 by not later than 30 days following the commencement of such person's service on the Board (a "Section 5.2 Election"). Such election (if any) shall be applicable to Retainer/Fees earned by such Non-Employee Director from the date of such election through December 31, 2000. The foregoing provision notwithstanding, no election under the Plan shall be made pursuant to this Section 5.3 after June 30, 1998.

  5.4 Designation of Portion of Retainer/Fees Subject to the Election. An election made pursuant to this Part 5 must designate that the election is for all or a specified portion of the Retainer/Fees payable to the Non-Employee Director through December 31, 2000.

                              PART 6: GRANT DATES

  6.1 Section 5.2 Elections. The Grant Dates for Options granted pursuant to a
Section 5.2 Election shall be March 31, June 30, September 30 and December 31 for each of the calendar years in which such election is in effect.

  6.2 Section 5.3 Elections. The Grant Dates for Options granted pursuant to a
Section 5.3 Election shall be: (i) for the initial Option granted: either the next following March 31, June 30, September 30, or December 31 of the calendar year in which the Section 5.3 Election was made if such election was made prior to March 31, June 30, September 30, or December 31 of such year or the next following December 31 of the calendar year in which the Section 5.3 Election was made if such election was made on or after June 30 of such year; and (ii) for all Options granted subsequent to the initial Option, each subsequent March 31, June 30, September 30, and December 31 for each of the calendar years in which such election is in effect.

  6.3 Options Granted on Grant Dates. The number of options granted on each Grant Date shall be in respect of the portion of the annual Retainer/Fee which was earned during the quarter ending on such Grant Date and in connection with which a Section 5.2 Election or a Section 5.3 Election is in effect. (For directors in office on January 1, 1998, who make an election in the full amount of their Retainer Fee, and who attend all meetings held during each quarter, Options will be granted to reflect fees of $10,500 on March 31, June 30, September 30 and December 31.

                           PART 7: GRANT OF OPTIONS

  Options granted under this Plan shall have the following terms and conditions:

  7.1 Exercise Price. Each Option shall have an Exercise Price per Share equal to 85% of the Fair Market Value on the Granting Date.

  7.2 Number of Shares. Each Option shall provide for the number of Shares which is determined by the following formula:

               Amount of Retainer/Fees Earned = Number of Shares
                       15% of Fair Market Value

If the number of Shares resulting from this calculation is not a whole number, the Number of Shares in the formula shall be rounded up to the next whole number. For purposes of the calculation the numerator in the formula, i.e., the Amount of Retainer/Fees Earned, shall be the amount which was payable to the Non-Employee Director since (i) the prior applicable Grant Date or (ii) since January 1, 1998 in the case of a Section 5.2 Election or the date of the election in the case of a Section 5.3 Election.

  7.3 Duration of Options. No Option granted under this Plan shall be exercisable later than the tenth anniversary of its Grant Date, subject to earlier expiration in accordance with Part 9.

  7.4 Exercise of Options.

  (a) Each Option shall be exercisable at any time after the grant thereof, except that the Board may postpone the exercise of an Option during such period of time that the Board deems reasonably necessary to prevent any acts or omissions that the Board reasonably believes could result in the violation of any federal or state law.

  (b) Options granted under this Plan shall be exercised by the delivery of a written notice of exercise to the Company which sets forth the number of Shares with respect to which the Option is to be exercised and which is accompanied by the payment in cash of the full amount of the Exercise Price.

                       PART 8: BENEFICIARY DESIGNATIONS

  8.1 Right to Designate Beneficiaries. Each holder of an Option granted under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be provided in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the holder of the Option in writing with the Secretary of the Company during the holder's lifetime.

  8.2 Effect of No Beneficiary Designation. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be provided to the Participant's estate.

                     PART 9: TERMINATION OF BOARD SERVICE

  9.1 Effect of Termination of Service Prior to a Grant Date; Future Options. If a Non-Employee Director terminates his or her service for any reason (or becomes an employee of the Company or any affiliate thereof) prior to a Grant Date upon which he or she would otherwise receive an Option under this Plan, no future Option shall be granted to him or her. Any Retainer/Fees that have been earned but which were to be paid in the form of an Option shall be paid in cash instead.

  9.2 Effect of Termination of Services on Existing Options.

  (a) If a Non-Employee Director terminates Board service with at least 120 months of aggregate Board service or at such person's Normal Retirement Date, all outstanding Options held by such Non-Employee Director shall expire on their respective normal expiration dates.

  (b) If a Non-Employee Director terminates Board service with less than 120 full months of aggregate Board service or prior to Normal Retirement Date for any reason other than death or Disability, all outstanding Options held by such Non-Employee Director shall expire on the first anniversary of such person's termination of service on the Board.

  (c) If a Non-Employee Director's service on the Board terminates due to death, or Disability, each outstanding Option held by such Non-Employee Director shall expire at the earlier of (i) the fifth anniversary of such termination of Board service or (ii) the end of the term of the Option.

  (d) Notwithstanding the foregoing paragraphs (a), (b) and (c), any Option held by a Participant at the time of the Participant's death shall expire on the later of the date provided for in Section 9.2(b) or the first anniversary of the Participant's death.

               PART 10: AMENDMENT, MODIFICATION AND TERMINATION

  10.1 Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

  10.2 Effect on Options Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

  10.3 Effect on Retainer/Fees Earned Prior to Termination Date. If the Plan is terminated or suspended prior to December 31, 2000, any Retainer/Fees which have been earned but not paid as of the effective date of termination of the Plan and which are the subject of a Section 5.2 Election or a Section 5.3 Election will be delivered in the form of Options on the appropriate Grant Date, notwithstanding that such date is subsequent to the date the Plan has otherwise been terminated or suspended.

                          PART 11: GENERAL PROVISIONS

  11.1 Transferability. Options may be transferred or assigned (a) by will or the laws of descent and distribution, or (b) by gift or other transfer to either (i) a spouse or other immediate relative or (ii) a trust or estate in which the original optionee or such optionee's spouse or other immediate relative has a substantial beneficial interest (provided that such a transfer will continue to require the Option to be disclosed to the extent required by
Item 403 of Regulation S-K of the Securities Act of 1993, as amended from time to time).

  11.2 Option Agreements. Options shall be evidenced by written agreements or such other appropriate documentation as determined by the Compensation Committee of the Board or such other committee of the Board as the Board may designate for this purpose.

  11.3 Binding Effect. All obligations of the Company under this Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

  11.4 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  11.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  11.6 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  11.7 Securities Law Compliance. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the a Committee of the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by such committee.

  11.8 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                                                                      EXHIBIT C

                           THE SERVICEMASTER COMPANY

              SERVICEMASTER 1998 LONG-TERM PERFORMANCE AWARD PLAN

  PART 1: ESTABLISHMENT, EFFECTIVE DATE, OBJECTIVES, AND DURATION OF THE PLAN

  1.1 Establishment of the Plan. The ServiceMaster Company, a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan for key employees of the Company and its Affiliates to be known as The ServiceMaster Company 1998 Long-Term Performance Award Plan (the "Plan"), as set forth in this document.

  1.2 Effective Date. Subject to approval by the Company's stockholders, the Plan shall become effective as of January 1, 1998 (the "Effective Date") and shall remain in effect as provided in Section 1.4 hereof.

  1.3 Purpose. The purpose of this Plan is to benefit the Company and the stockholders of the Company by linking a portion of the compensation of leaders in the ServiceMaster enterprise to an increase in shareholder value and to motivate leadership to understand and to exert all possible efforts to achieve Company-wide goals through internal synergies and cooperation among the various units of the ServiceMaster enterprise. The Plan recognizes that the markets in which units of the ServiceMaster enterprise operate are frequently closely related and that there are opportunities where two or more operating units of the Company can use their combined resources to enhance the profits of one or all of such units and thus increase Company profits and shareholder value.

  1.4 Duration. The Plan shall commence on the Effective Date and, provided that it is approved by the shareholders of the Company, shall remain in effect until December 31, 2000, unless the Plan is terminated by the Board at an earlier date (subject to the provisions of Section 6). If shareholder approval is not obtained by May 31, 1998, the Plan shall be nullified.

                              PART 2: DEFINITIONS

  2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below. When such meaning is intended, the initial letter of the word is capitalized.

  "Affiliate" means any business entity in which 50% or more of the equity interests are owned, directly or indirectly, by the Company.

  "Common Stock" means the common stock of the Company.

  "Company" means The ServiceMaster Company, a Delaware corporation, as well as any successor to such entity as provided in Section 8.1 herein.

  "Compensation Committee" means the Compensation Committee of the Board of Directors of the Company.

  "Disability" means total and permanent disability which, if the Participant were an employee of the Company, would be treated as a total and permanent disability under the terms of the Company's long-term disability plan for employees as in effect from time to time.

  "Earnings per Share" or "EPS" means the Company's consolidated earnings divided by shares outstanding on a diluted basis.

  "Effective Date" shall have the meaning ascribed to such term in Section 1.2 hereof.

  "Fair Market Value" shall have the meaning ascribed to such term in Section 5.6(b).

  "GAAP" means United States generally accepted accounting principles.

  "Plan Year" means each of the calendar years 1998, 1999 and 2000.

  "Retirement" means the Participant's termination of employment with the Company or its Affiliates on or after the date on which the Participant becomes eligible to receive normal or early retirement benefits under any benefit plan of the Company. Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion, determine that a Participant has met the criteria for Retirement from the Company.

  "Segment" means an operating component of the ServiceMaster enterprise which is material to the business of the Company taken as a whole. The determination of what components of the ServiceMaster enterprise constitute segments of the Company for purposes of the Plan shall be made by the Compensation Committee from time to time, provided, that at the time of the commencement of the Plan the following components of the ServiceMaster enterprise shall constitute
Segments: ServiceMaster Consumer Services, ServiceMaster Management Services and ServiceMaster Employer Services.

  "Shares" means shares of Common Stock.

  "Units" shall have the meaning set forth in Section 3.3.

  "Withholding Taxes" means the minimum amounts which the Company is required by law to withhold from awards made hereunder under the Internal Revenue Code in respect of federal, the Federal Insurance Contribution Act, and the Health Insurance for the Aged Act (Medicare) and an additional 3% of each award payment which shall be applied to state income tax withholding requirements or, if there are no such requirements applicable to the individual receiving the award, to additional federal income tax withholding.

                             PART 3: PARTICIPANTS

  3.1 General Standards. Participants in the Plan will be determined from time to time on the basis of guidelines established by the Compensation Committee and recommendations of Segment leaders as submitted for review by the Compensation Committee. There shall be no automatic participation in the Plan as a result of holding a particular position in the Company or an Affiliate.

  3.2 CEO Determinations. Participants included in the Plan in any given Plan Year shall be determined with finality by the CEO with the approval of the Compensation Committee.

  3.3 Participation Units. Participation in the Plan shall be determined on the basis of Participation Units ("Units"). For this purpose, the Plan shall have 10,000 Units. The extent of each Participant's participation in the Plan for any given Plan Year shall be determined by the ratio of the number of Units assigned to a Participant for that year to the number 10,000. If and to the extent that there are at any time less than 10,000 Units assigned to employees of the Company and its Affiliates, the difference between 10,000 and the number of Units which are assigned to Participants shall be deemed to be assigned to the Company.

  3.4 Effect of Termination of Employment. If a Participant terminates his or her employment with the Company or an Affiliate during the course of a Plan Year by reason of his or her death, Disability or Retirement or voluntary or involuntary termination of employment, the effect of such termination of employment on the Units then held by such Participant shall be determined either under general guidelines established by the Compensation Committee or by a decision of the Compensation Committee acting in its discretion.

  3.5 Modification or Elimination of Units. During the course of any Plan Year, the CEO may, with the approval of the Compensation Committee, adjust downward the number of units previously assigned to a

Participant or cancel all units previously assigned to a Participant, provided that any such adjustment shall not result in an increase in the amount of any other Participant's percentage interest in the Plan. Any such action shall be effective from and after the date of the CEO's decision. Units which are reduced or canceled pursuant to this Section 3.5 shall be assigned to the Company for the remainder of the Plan Year.

                           PART 4: PLAN CALCULATIONS

  4.1 General Principles. Consistent with the purpose of the Plan as set forth in Section 1.3, the annual calculations of awards under the Plan will be based upon growth as measured by several financial performance factors. Such factors are: (1) earnings per share; (2) economic value added; (3) revenue; and (4) total return to shareholders. An "award pool" for each of the first three factors shall be established each Plan Year in accordance with the table set forth in Section 4.2 and the sum of such award pools will then be adjusted by a modifier based on the fourth factor. Such adjusted amount, subject to the withholding and award premium provisions set forth in Sections 5.2 and 5.4, shall be the basis on which awards are made to Participants for such Plan Year.

  4.2 Award Pools Based on EPS, EVA and Revenue Factors.

  (a) For each of the Plan Years in which this Plan is in effect, a Preliminary Total Award Amount shall be established at the end of the year on the basis of the separate "actual pool amounts" as calculated in accordance with the following table and paragraphs (b) through (f):

                                                      ACTUAL POOL
        FACTOR            POTENTIAL POOL AMOUNT         AMOUNT
        ------            ---------------------       -----------
1. Growth in Earnings    1.20% of Pre-Tax Income. Potential Pool
   Per Share (EPS)                                Amount times
                                                  RG/20%, where RG
                                                  is the rate of
                                                  growth (expressed
                                                  as a percentage)
                                                  in EPS for the
                                                  current Plan Year
                                                  relative to EPS
                                                  for the
                                                  immediately
                                                  preceding year,
                                                  provided that RG
                                                  shall be zero if
                                                  the growth rate
                                                  is less than 10%
                                                  and RG shall not
                                                  exceed 20%.
2. Economic Value Added  n/a                      7% of
  (EVA)                                           "Incremental EVA"
                                                  (as defined in
                                                  paragraph (e)
3. Growth in Revenue     .02% of Revenue          The amount
                                                  determined under
                                                  the following
                                                  schedule. "Growth
                                                  Rate" means the
                                                  rate of growth
                                                  (expressed as a
                                                  percentage) in
                                                  Revenue for the
                                                  current Plan Year
                                                  relative to
                                                  Revenue for the
                                                  immediately
                                                  preceding year
                                                                    ACTUAL POOL AMOUNT =
                                                                    INDICATED PERCENTAGE
                                                     GROWTH RATE         OF REVENUE
                                                     -----------    --------------------
                                                  less than 10%....        zero
                                                  10.00% to 10.49%.        0.010%
                                                  10.50% to 10.99%.        0.011%
                                                  11.00% to 11.49%.        0.012%
                                                  11.50% to 11.99%.        0.013%
                                                  12.00% to 12.49%.        0.014%
                                                  12.50% to 12.99%.        0.015%
                                                  13.00% to 13.49%.        0.016%
                                                  13.50% to 13.99%.        0.017%
                                                  14.00% to 14.49%.        0.018%
                                                  14.50% to 14.99%.        0.019%
                                                  15% or more......        0.020%

  (b) Revenue shall mean the Company's consolidated operating revenue (and not customer level revenue).

  (c) Extraordinary items, as determined by GAAP, shall be excluded from each determination of the Earnings Per Share factor and the Economic Value Added factor.

  (d) Growth in Earnings Per Share shall be stated in percentage terms after rounding Earning Per Share for the appropriate years up or down, as appropriate, to two decimal places.

  (e) Each determination of the Economic Value Added (EVA) factor shall be determined on the basis of the Company's long-term cost of capital and shall use the general computational methodology used by the Company in developing the Plan. "Incremental EVA" means the difference between the EVA at the end of any given Plan Year and the EVA at the end of the immediately preceding year. If Incremental EVA is a negative figure, it shall be deemed to be zero.

  (f) The "Preliminary Total Award Amount" for each year under this Plan shall be the sum of the Actual Pool Amounts for such year.

  4.3 Shareholder Total Return Modifier.

  (a) Each Preliminary Total Award Amount as calculated pursuant to Section
4.2 shall be adjusted as follows: The "Company Total Return" (as defined in paragraph (b)) shall be determined as at the end of the year and such figure shall be compared to the "Total Return for the S&P 500" as at the end of the same year. If such comparison shows that the Company Total Return meets or exceeds the 75TH percentile for the S&P 500 Total Return, then the Preliminary Total Award Amount shall be increased by 20%. Conversely, if such comparison shows that the Company Total Return is below the 25TH percentile for the S&P 500 Total Return, then the Preliminary Total Award Amount shall be reduced by 20%. (If the Company Total Return does not meet or exceed the 75TH percentile for the S&P 500 Total Return and the Company Total Return is also not less than the 25TH percentile for the S&P 500 Total Return, no adjustment to the Preliminary Total Award Amount will be made on account of the modifier and the Preliminary Total Award Amount will become the Final Total Award Amount.) Such adjustment is the "modifier" which is referred to in this and other sections of this Plan.

  (b) The term "Company Total Return" as used in this section 4.3 means, for each Plan Year, the percentage change in the price of the Company's common stock from the beginning of the Plan Year to the end of the Plan Year plus dividends paid per share on the Common Stock during the Plan Year with the assumption that all dividends were reinvested in shares of common stock of the Company at the time the dividends were received.

  (c) The term "S&P 500 Total Return" as used in this Section 4.3 means the total return figure furnished by the S&P Central Inquiry service (or the equivalent) for each of the S&P 500 companies (provided that such figure shall reflect a calculation methodology which is comparable to the calculation methodology used for the Company Total Return).

  (d) The determination of how the Company Total Return compares to the S&P 500 Total Return for each Plan Year will be made by listing sequentially from highest to lowest the total return for each company included in the S&P 500 at the end of such Plan Year. The 75TH and 25TH percentile of the companies included in such listing will then be identified and the Company's position in respect of these groupings will used to establish the applicability of the modifier.

  (e) The "Final Total Award Amount" for any given Plan Year (before the 20% holdback as set forth in Section 5.2) shall be the Preliminary Total Award Amount as calculated under Section 4.2 as modified (if at all) in accordance with this Section 4.3.

                           PART 5: PAYMENT OF AWARDS

  5.1 Annual Payments. Payments of awards in respect of any given Plan Year will be made to Participants for that year as promptly as practicable after the computation of the Final Total Award Amount for such year has been made by management and approved by the Compensation Committee. In general, the payment of awards in respect of any given Plan Year is expected to occur during the month of February of the next following year. Such payments shall take into account any advances made with respect to such Plan Year pursuant to Section 5.3.

  5.2 20% Holdback

  (a) 20% of the Final Total Award Amount for any given Plan Year (the "Holdback Amount") shall be retained by the Company for payment (if at all) after the Company's five-year strategic planning cycle for the period ending December 31, 2000 has been completed (the "SMIXX-IV Plan"). The extent to which the payment of such retained amount is paid to Participants shall depend upon the extent to which the Company has in fact achieved its SMIXX-IV Plan objectives and the status of the Participant at the time the retained amount is to be paid. In any case, no part of the Holdback Amount will be considered earned and no Holdback Amount payments will be made until the final results and plan calculations have been completed; and no interest or dividends will be paid or credited on the Holdback Amount.

  (b) The Holdback Amount will be paid by reference to each of the three components from which the Holdback Amount was derived over the three-year term of the Plan, i.e., the EPS component, the EVA component and the Revenue component. The extent to which such portions of the Holdback Amount is paid shall be determined in accordance with the following rules:

    (1) With respect to the EPS, component, if, at December 31, 2000, less than 90% of the target amount for such component was achieved, no part of the Holdback Amount will be paid with reference to that component. If, at December 31, 2000, 90% or more of the target for a component was achieved, then for each one percent or major fraction of a percent which was achieved, 10% of the portion of the Holdback Amount which is related to that component shall be paid, provided not more than 100% of such portion shall be payable pursuant to this formula. (Thus, for example, if EPS at December 31, 2000 is 95.7% of the SMIXX-IV EPS target for that date, 60% of the portion of the Holdback Amount which is referenced to the EPS factor will be paid out; if the EPS is at 95.4% of the SMIXX-IV EPS target, 50% of the portion of the Holdback Amount which is referenced to the EPS factor will be paid out. If EPS at December 31, 2000 is 89.4% of the SMIXX-IV EPS target for that date, no portion of the Holdback Amount which is referenced to the EPS factor will be paid out).

    (2) With respect to the Revenue component, the procedure set forth in clause (1) above (using the Revenue target instead of the EPS target) shall be followed to determine the extent to which the portion of the Holdback Amount which is related to the Revenue component is paid out.

    (3) With respect to the EVA component, the cumulative EVA achieved over the three-year term of the Plan shall be stated as a percentage of the target EVA for the same period and such percentage shall be applied to the portion of the Holdback Amount which is related to the EVA component to determine the amount of such portion which is paid, provided that not more than 100% of such portion shall be payable pursuant to this formula.

  (c) If a Participant is an employee of the Company or an Affiliate at the time the Holdback Amounts are to be paid, such Participant shall be entitled to receive his or her share of each Holdback Amount which includes a holdback made with respect to such Participant even though the Participant may not have held any Units in any one or more of the succeeding Plan Years. For purposes of this paragraph (c), if the Participant is a party to a consulting agreement with the Company or any Affiliate at the time the Holdback Amounts are to be paid and such consulting agreement is in writing and in full force and effect at such time, the Participant shall be deemed to be an "employee" for purposes of this paragraph (c) of this Section 5.2.

  (d) If a Participant is not an employee of either the Company or any Affiliate at the time the Holdback Amounts are to be paid and the reason for such status is that prior to such time the Participant died, became disabled or terminated employment under circumstances which constitute a "qualifying retirement", such Participant shall be entitled to receive his or her share of each Holdback Amount which includes a holdback made with respect to such Participant even though the Participant may not have held any Units in any one or more of the succeeding Plan Years. The Compensation Committee shall provide by rule the conditions under which a retirement constitutes a "qualifying retirement". In so doing, the Compensation Committee shall define the term consistently with the definition of the same term as utilized in connection with other employee benefit plans of the Company.

  (e) If a Participant is not an employee of either the Company or any Affiliate at the time the Holdback Amounts are to be paid and none of the reasons for such status as set forth in paragraph (c) is applicable, then any interest of the Participant in any of the Holdback Amounts shall not be payable and shall be deemed to be forfeited and shall revert to the Company.

  5.3 Quarterly Advances Against the Annual Payments.

  (a) The CEO, with the approval of the Compensation Committee, may authorize the payment of advances against the Annual Payment of the Total Award Amount. Such advances, if made at all, shall be made to all Participants on the last business day in the months of April, July and October of each year. The amount of each such quarterly advances shall be based upon the CEO's best estimate as of each April, July and October of the portion of the anticipated Total Award Amount that had been achieved to that point and such estimate shall then be multiplied by a factor of 80% to determine the total amount of the advances. The Compensation Committee shall have the authority to change from time to time the percentage factor to be applied against the CEO's estimate.

  (b) The aggregate amount of advances made to a Participant pursuant to paragraph (a) in respect of any given year shall be deducted from the payment to be made in respect of such year pursuant to Section 5.1. If the result of this calculation is a negative figure and if such Participant is also a Participant in an ensuing year, the negative figure shall be offset against all advances made pursuant to paragraph (a) in the ensuing year until the negative figure has been fully absorbed; and if the negative figure has not been fully absorbed by such offsets against advances, then the negative figure shall be offset against the payment of the final payment of the Participant's Award for such ensuing year. Any offsets against advances in an ensuing year shall nonetheless not be taken into account for purposes of determining the amount payable to a Participant from the Total Award Amount for an ensuing year.

  (c) If at the end of any year under this Plan the calculations made under paragraph (b) produce a negative figure for a Participant and if (i) that person is not a Participant in the next ensuing year or (ii) that Person is a Participant in the next ensuing year but ceases to be employed by the Company or any Subsidiary during the next ensuing year, the negative figure shall constitute a debt of such person which shall be repaid to the Company (without interest) by January 31 of the next ensuing year in case (i) and within 30 days of the date on which the employment of such person terminates in case
(ii).

  5.4 Withholding Taxes. The Company shall reduce each payment made pursuant to the Plan by the amount of the Withholding Taxes applicable to such payment and shall pay the amounts so withheld to the appropriate governmental authorities for the Participant's benefit in accordance with the Company's standard wage withholding tax procedures. Reference is made to Section 5.5 for special provisions applicable to awards which are made in whole or in part in Shares.

  5.5 Election to Take Awards in Shares. Each Participant in the Plan who becomes entitled to an award in respect of any given year may elect to receive his or her award (i) entirely in cash or (ii) entirely in Shares or (iii) in any of the following combinations of cash and Shares:

    (i) Entirely in cash (in which case the payment of the award will be net of Withholding Taxes.

    (ii) Entirely in Shares without any reduction or netting for Withholding Taxes (in which case the Participant, as a condition to the receipt of the Shares, must pay the Company cash in an amount equal to the Withholding Taxes applicable to the amount of the award at the time the Shares are received.

    (iii) Entirely in Shares net of Withholding Taxes (in which case the number of Shares issued to the Participant will be reduced to reflect the Withholding Taxes applicable to the gross amount of the award and the Participant shall not be required to pay any amount to the Company in connection with Withholding Taxes). No premium will be paid in respect of the portion of the award which is used for Withholding Taxes. (Note: Based on the withholding tax laws in effect on the date of this Plan, this election is generally equivalent to electing to receive an award 60% in Shares and 40% in cash, with the cash portion bearing the Withholding Taxes applicable to the entire amount of the award);

    (iv) 75% in cash and 25% in Shares (in which case the cash portion of the award will be reduced by the Withholding Taxes which are applicable to the total amount of the award).

The notice as to the form in which awards are to be received for a Plan Year shall be given not less than 30 calendar days after the Participant has been notified by the Company of his or her status as a Participant in the Plan for such year. A form of notice is annexed hereto as Exhibit 1. A Participant who fails to give such notice shall be deemed to have elected to receive his or her award entirely in cash (option (i) above).

  5.6 Premium for Election to Take Awards in Shares; Withholding Taxes. A Participant who elects to take his or her award in Shares shall become entitled to receive Shares in a number which reflects 120% of the dollar amount which would be payable if the award were paid in cash the "Base Amount"). Awards payable in Shares shall be subject to the 20% holdback as set forth in Section 5.3 Such holdback shall be applicable both to the Shares which reflect the Base Amount and the Shares which reflect the premium amount. (Thus, for example, if the Base Amount would entitle the Participant to 100 Shares, the premium will be 20 Shares, with 96 Shares (80% of 120 Shares) being issued currently and 24 Shares (20%of 120 Shares) being held back).

  5.7 Other Rules Applicable to Awards Made in Shares.

   (a) The number of Shares issued to a Participant at the time of a quarterly advance made pursuant to Section 5.3 to a Participant who has elected to take his or her award in Shares shall be determined by dividing the dollar amount of the advance (after giving effect to the premium set forth in Section 5.5) by the Fair Market Value of the Shares on the date on the which the computation of the advance is approved by the Compensation Committee.

  (b) The number of Shares issued to a Participant after the close of a Plan Year who elected to take his or her award in Shares shall be determined by dividing the dollar amount of the award (after giving effect to the premium set forth in Section 5.5 and after giving effect to the dollar amounts utilized in any advances made pursuant to Section 5.6(a)) by the Fair Market Value of the Shares on the date on the which the computation of the Final Total Award Amount for that Plan Year is approved by the Compensation Committee.

  (c) The number of Shares issued to such Participant at the time the Holdback Amounts are paid out (if at all) shall be determined by dividing the dollar amount of the Holdback Amount payable to such Participant by the Fair Market Value of the Shares on the date on which the computation of the Holdback Amounts are approved by the Compensation Committee.

  (d) For purposes of this Section 5.6, the term "Fair Market Value" means the average of the closing sales prices of the Common Stock on the New York Stock Exchange Composite Tape (as reported in the Wall Street Journal, Midwest Edition) on each of the five trading dates immediately preceding the date specified in paragraph (a).

  (e) Shares issued to a Participant will not (unless the Board of Directors of the Company otherwise determines) be registered under the federal or state securities laws and, accordingly, the right of such Participant to sell such shares shall be subject to the restrictions imposed by such laws. Certificates for Shares issued to a Participant pursuant to this Section 5 shall bear a legend to the foregoing effect.

  (f) All Shares issued pursuant to the election set forth in Section 5.4 shall be non-transferable (except by operation of law) for a period of three years from the date of issuance.

                PART 6: AMENDMENT, MODIFICATION AND TERMINATION

  6.1 Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation.

  6.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any award which is referenced to as Final Total Award and which was previously made under the Plan without the written consent of the Participant who received the award.

               PART 7: LIMITATIONS ON AWARDS TO CERTAIN PERSONS
  7.1 Persons to Whom this Part 7 Applies. With respect to each Plan Year hereunder, the provisions of this Part 7 shall apply to the Company's Chief Executive Officer and to each other Participant whose total compensation for such year is required to be reported to stockholders of the Company under the Securities Exchange Act of 1934 by reason of such person being among the four highest compensated officers of the Company for such year. The Chief Executive Officer and each of such four other persons are referred to in this Part 7 as a "named executive officer".

  7.2 Limitation on Amount of Award. Anything in this Plan to the contrary notwithstanding, no named executive offer may receive an award hereunder in respect of any Plan Year which exceeds 10% of the Total Award Amount for that Plan Year.

  7.3 Effect of Exceeding the Capped Amount. The portion of any award which is not paid to a named executive officer by reason of Section 7.2 shall revert to the Company and no Participant shall have any claim thereto.

                          PART 8: GENERAL PROVISIONS
  8.1 Binding Effect. All obligations of the Company under this Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the company or otherwise.

  8.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  8.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  8.4 Requirements of Law. The granting of awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  8.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

  8.6 Designation of Beneficiaries. A Participant may elect to designate direct and contingent beneficiaries to receive his or her award(s) in the event of the Participant's death or disability. Such designations shall be made on the form annexed hereto as Exhibit 2.

         --                                                        --

PROXY                                                                     PROXY
                           THE SERVICEMASTER COMPANY

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--MAY 1, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned appoints C. William Pollard, Carlos H. Cantu and Susan D. Baker or each one or more of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of The ServiceMaster Company to be held on May 1, 1998 and at any adjournment thereof, and to vote as specified on this Proxy the number of shares of common stock of The ServiceMaster Company the undersigned would be entitled to vote, if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.

 IF NOT MARKED TO THE CONTRARY, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6.

IMPORTANT: THIS PROXY IS CONTINUED AND MUST BE SIGNED AND DATED ON THE REVERSE
                                     SIDE.

IMPORTANT: THIS IS YOUR PROXY CARD. CAREFULLY FOLD AND TEAR ALONG PERFORATION. WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE SIGN AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                           . FOLD AND DETACH HERE .
-------------------------------------------------------------------------------

     --                                                                 --
                        THE SERVICEMASTER COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (0)

[                                                                             ]

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6

1. Election of five directors--
   Nominees: Brian Griffiths, Sidney E. Harris, Gunther H. Knoedier, James D. McLennan and C. William Pollard

   For  Withhold  For All
   All    All     Except

   ( )    ( )       ( )


   -----------------------------------------------------------------------------
   (Except nominee(s) written above.)

2. Approval of the ServiceMaster 1998 Equity Incentive Plan

   For  Against  Abstain

   ( )    ( )      ( )

3. Approval of the Non-Employee Directors Discounted Stock Option Plan

   For  Against  Abstain

   ( )    ( )      ( )

4. Approval of the ServiceMaster Long-Term Performance Award Plan

   For  Against  Abstain

   ( )    ( )      ( )

5. Approval of Named Executive Officers Performance Goals

   For  Against  Abstain

   ( )    ( )      ( )

6. Ratification of Appointment of Arthur Andersen LLP as Auditors

   For  Against  Abstain

   ( )    ( )      ( )

   SIGNATURE(S) SHOULD AGREE WITH THE NAME(S) SHOWN ON THIS PROXY. FOR JOINT ACCOUNTS, BOTH OWNERS SHOULD SIGN.

                   Dated: _______________________________________________, 1998

   Signature(s)________________________________________________________________

   ____________________________________________________________________________